Exhibit 2.7

WEIBO CORPORATION

as Issuer

AND

CITICORP INTERNATIONAL LIMITED

as Trustee

AND

CITIBANK, N.A.

as Agents

INDENTURE

Dated as of December 4, 2023

1.375% Convertible Senior Notes due 2030

i

Section 8.03.	Who Are Deemed Absolute Owners	59
Section 8.04.	Company-Owned Notes Disregarded	59
Section 8.05.	Revocation of Consents; Future Holders Bound	60

ARTICLE 9
HOLDERS’ MEETINGS

Section 9.01.	Purpose of Meetings	60
Section 9.02.	Call of Meetings by Trustee	60
Section 9.03.	Call of Meetings by Company or Holders	61
Section 9.04.	Qualifications for Voting	61
Section 9.05.	Regulations	61
Section 9.06.	Voting	62
Section 9.07.	No Delay of Rights by Meeting	62

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures Without Consent of Holders	62
Section 10.02.	Supplemental Indentures With Consent of Holders	63
Section 10.03.	Effect of Supplemental Indentures	65
Section 10.04.	Notation on Notes	65
Section 10.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee	65

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.	Company May Consolidate, Etc. on Certain Terms	65
Section 11.02.	Successor Corporation to Be Substituted	66
Section 11.03.	Opinion of Counsel to Be Given to Trustee and Agents	67

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.	Indenture and Notes Solely Corporate Obligations	67

ARTICLE 13
INTENTIONALLY OMITTED

ARTICLE 14
CONVERSION OF NOTES

Section 14.01.	Conversion Privilege	67
Section 14.02.	Settlement upon Conversion; Conversion Procedures	68
Section 14.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	75
Section 14.04.	Adjustment of Conversion Rate	77

Section 17.12.	Calculations	109
Section 17.13.	Execution in Counterparts	109
Section 17.14.	Severability	109
Section 17.15.	Waiver of Jury Trial	109
Section 17.16.	Force Majeure	109
Section 17.17.	Patriot Act	110
Section 17.18.	Entire Agreement	110

EXHIBITS

Exhibit A Form of Note A-1
Exhibit B Form of Incumbency Certificate B-1
Exhibit C Form of Compliance Certificate C-1

v

INDENTURE dated as of December 4, 2023 among Weibo Corporation, a Cayman Islands company, as issuer (the “Company,” as more fully set forth in Section 1.01),Citicorp International Limited, a private company limited by shares incorporated in Hong Kong, as trustee (the “Trustee”) and Citibank, N.A., as Note Registrar, Paying Agent, Transfer Agent and Conversion Agent (the “Agents,” as set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 1.375% Convertible Senior Notes due 2030 (the “Notes”), in an aggregate principal amount not to exceed US$300,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchaser pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Repurchase Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.01(b), as applicable.

“ADS” means an American depositary share, issued pursuant to the Deposit Agreement or Restricted Deposit Agreement, as applicable, representing one Class A Ordinary Share of the Company as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Custodian” shall have the meaning specified in the Deposit Agreement.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the Note Registrar, Paying Agent, Transfer Agent and Conversion Agent.

“Amendment Event” shall have the meaning specified in Section 14.08(a).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day that is on which banking institutions in Hong Kong are authorized or obligated by law or executive order to be closed or on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“CCASS” means Central Clearing and Settlement System of the Hong Kong Stock Exchange.

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of US$1,000 principal amount and multiples thereof.

“Change in Tax Law” shall have the meaning specified in Section 16.01(a).

“Class A Ordinary Shares” means, subject to Section 14.07, Class A ordinary shares of the Company, par value US$0.00025 per share.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“Cleanup Redemption” shall have the meaning specified in Section 16.03.

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” means Weibo Corporation, a Cayman Islands company, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Notice” shall have the meaning specified in Section 15.01(a).

“Company Order” means a written request or order signed in the name of the Company by two Officers of the Company.

“Consolidated Affiliated Entity” means the VIEs and the VIEs’ direct and indirect Subsidiaries.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.14(b).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means as of any time, US$1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 20/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Hong Kong, Attention: Agency and Trust, Facsimile: + 852 3009 0294, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means Citibank, N.A., as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 90 consecutive Trading Days during the Observation Period, one-ninetieth (1/90) of the product of (a) the Conversion Rate in effect immediately after the close of business on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 90.

“Daily Settlement Amount,” for each of the 90 consecutive Trading Days during the Observation Period, shall consist of:

(a)cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of ADSs equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 90 consecutive Trading Days during the relevant Observation Period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WB <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price, principal and interest) that are payable by the Company but are not punctually paid or duly provided for.

“Default Settlement Method” shall have the meaning specified in Section 14.02(a)(iii).

“Deposit Agreement” means the amended and restated deposit agreement dated as of August 10, 2020, by and among the Company, the ADS Depositary and the holders and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.14(b).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“DTC” shall have the meaning specified in Section 10.01(a).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01(a).

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.14(a).

“Expiring Rights” means any rights, options or warrants to purchase Class A Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code.

“Fiscal Year” means a fiscal year of the Company.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of any of the following events:

(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Permitted Holders, SINA Corporation (or its successors), the Company, the Company’s Subsidiaries or the Company’s or such Subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) representing more than 50% of the voting power of all outstanding classes of the Company’s Common Equity entitled to vote generally in the election of the Company’s directors or (2) the Permitted Holders, SINA Corporation (or its successors), the Company, the Company’s Subsidiaries or the Company’s or such Subsidiaries’ employee benefit plans become the direct or indirect “beneficial owners”, as defined in Rule 13d-3 under the Exchange Act, of Common Equity representing more than 60%, in the aggregate, of the number of our outstanding Ordinary Shares;

(b)(i) the Company merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, or (ii) the Company engages in any recapitalization, reclassification, binding share exchange or other transaction in which all or substantially all of the Ordinary Shares (including Class

A Ordinary Shares held in the form of ADSs) are exchanged for or converted into cash, securities or other property; provided that (x) any merger or consolidation pursuant to subsection (i) above that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) and pursuant to which the holders of the Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of voting securities of the Company immediately prior to the transaction shall not be a Fundamental Change; (y) any transaction pursuant to subsection (ii) above in which the holders of all classes of Ordinary Share capital immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of the Company’s voting securities immediately prior to the transaction shall not be a Fundamental Change; and (z) any merger or consolidation pursuant to subsection (i) above or any transaction pursuant to subsection (ii) above, in either case, which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of the outstanding Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) solely into common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity) shall not be a Fundamental Change;

(c)the Company is liquidated or dissolved or holders of the Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) approve any plan or proposal for the liquidation or dissolution of the Company;

(d)if the Ordinary Shares, or depositary receipts or shares of, or certificates representing, any common stock or equity interest into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors); or

(e)any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “change in law”) that results in (x) the Company, its subsidiaries and its Consolidated Affiliated Entities (collectively, the “company group”) (as in existence immediately subsequent to such change in law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the company group (as in existence immediately prior to such change in law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the company group (as in existence immediately prior to such change in law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter.

provided, however, that notwithstanding the foregoing, a Fundamental Change pursuant to clause (a) or (b) shall not be deemed to occur, in each case, if at least 90% of the consideration paid for the ADSs (excluding cash payments for fractional ADSs and cash payments made pursuant to dissenter’s appraisal rights and cash dividends) in connection with such transaction or event consists of ordinary shares, depositary receipts or other certificates representing common equity interests traded on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of the merger or consolidation or such other transaction or event) and, as a result of such transaction or event, the notes become convertible into the Reference Property as described in Section 14.07.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(d).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“HKSCC” means the Hong Kong Securities Clearing Company Limited.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, with respect to any Person, without duplication, (1) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (2) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments; (3) net obligations of such Person under any swap contract; (4) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created); (5) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that the amount of such Indebtedness shall be the lesser of (a) the Fair Market Value of such property at such date of determination and (b) the amount of such Indebtedness; (6) all attributable debt in respect of capitalized leases of such Person; (7) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership, profit or equity interest in such Person or any other Person or any warrant, right or option to acquire such capital stock (except dividends or other distributions with respect to the Ordinary Shares of the Company (including Class A Ordinary Shares held in the form of ADSs) and the rights of the Company in respect of the note hedge and warrant transactions in connection with its issuance and sale of the Notes) or ownership, profit or equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (8) all guarantees of such Person in respect of any of the foregoing. For the avoidance of doubt, Indebtedness is not deemed to be outstanding until it is incurred, and the entry into a binding commitment shall not, in and of itself, been deemed to be an incurrence.

“Hong Kong Stock Exchange” means the Main Board of The Stock Exchange of Hong Kong Limited.

“Hong Kong Share Registrar” means the share registrar engaged by the Company to maintain the branch register of members in Hong Kong for the Class A Ordinary Shares, which shall initially be Computershare Hong Kong Investor Services Limited.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchaser” means Goldman Sachs (Asia) L.L.C., as the representative of the Initial Purchaser (as defined in the Purchase Agreement).

“Interest Payment Date” means each June 1 and December 1 of each year or, if the relevant date is not a Business Day, the immediately following Business Day, beginning on June 1, 2024.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b), (d) or (e) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (e) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

“Maturity Date” means December 1, 2030.

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Observation Period”, with respect to any Note surrendered for conversion means:

(a)subject to clause (b), if the relevant Conversion Date occurs prior to the 96th Scheduled Trading Day before the Maturity Date, the 90 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date;

(b)if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Article 16 and prior to the close of business on the fifth Business Day immediately preceding the related Redemption Date, the 90 consecutive Trading Days beginning on, and including, the 94th Scheduled Trading Day immediately preceding such Redemption Date; and

(c)subject to clause (b), if the relevant Conversion Date occurs on or after the 96th Scheduled Trading Day before the Maturity Date, the 90 consecutive Trading Days beginning on, and including, the 94th Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated November 29, 2023 as supplemented by the pricing term sheet dated November 30, 2023, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chairman, the President, any Vice President, the Secretary, the General Counsel or the Chief Financial Officer of the Company.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section and may include such assumptions, qualifications, exceptions and limitations reasonably required by such counsel.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Company’s Class B ordinary shares.

“outstanding,” when used with reference to Notes, shall subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)Notes theretofore canceled by the Note Registrar or accepted by the Note Registrar for cancellation;

(b)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)Notes converted pursuant to Article 14 and required to be canceled pursuant to Section 2.08;

(e)Notes redeemed pursuant to Article 16; and

(f)Notes repurchased by the Company pursuant to the third sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Paying Agent Office” means the designated office of the Paying Agent at which any time this Indenture shall be administered, which office at the date hereof if located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, United States of America, Attention: Agency and Trust, or such other address as the Paying Agent may designate from time to time by notice to the Holders and the Company, or the designated office of any successor paying agent (or such other address as such successor paying agent may designate from time to time by notice to the Holders and the Company).

A “Permitted Exchange” means any of the Hong Kong Stock Exchange, London Stock Exchange or The Stock Exchange of Singapore (or any of their respective successors).

“Permitted Holders” means any or all of the following:

(a)Mr. Charles Chao;

(b)the spouse and lineal descendants and spouses of lineal descendants of any natural person named in clause (a);

(c)the estate or legal representatives of any natural person named in clause (a),

(d)trusts established for the benefit of any natural person named in clause (a) or (b); and

(e)any person both the Common Equity and the voting power of which (or in the case of a trust, the beneficial interests in which) are owned 80% or more by one or more of the persons specified in clauses (a) and (b).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated as of November 30, 2023, between the Company and the Initial Purchaser.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the ADSs (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the ADSs (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 16.01(a).

“Redemption Notice” means the written notice of redemption of any Notes delivered by the Company to each Holder of such Notes, the Trustee and the Agents pursuant to Section 16.04.

“Redemption Notice Date” means, with respect to a redemption of any Notes, the date on which the Company sends the Redemption Notice for such redemption pursuant to Article 16.

“Redemption Period” means, with respect to a Cleanup Redemption or a Tax Redemption pursuant to Article 16, the period from the Redemption Notice Date for such Cleanup Redemption or Tax Redemption, as applicable, until the close of business on the fifth Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price, the fifth Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for).

“Redemption Reference Date” shall have the meaning specified in Section 14.03(g).

“Redemption Reference Price” shall have the meaning specified in Section 14.03(g).

“Redemption Price” shall have the meaning specified in Section 16.01(a).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 or Interest Payment Date, respectively.

“Relevant Exchange” shall have the meaning specified in Section 14.08(b).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).

“Repurchase Notice” shall have the meaning specified in  Section 15.01(a).

“Repurchase Price” shall have the meaning specified in  Section 15.01(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer, managing director, director, associate or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Deposit Agreement” means the deposit agreement for restricted securities dated as of December 4, 2023 by and among the Company, the ADS Depositary and the holders and beneficial owners of the restricted ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(v).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Significant Subsidiary” means, at any date of determination, any Subsidiary of the Company that would constitute a “significant subsidiary” (or any group of Subsidiaries that, taken together, would constitute a “significant subsidiary”) within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act. Each of the Company’s Consolidated Affiliated Entities will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X. For the avoidance of doubt, the term “Subsidiary” or “Subsidiaries” should include the Company’s Consolidated Affiliated Entities.

“Specified Dollar Amount” means the maximum cash amount per US$1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Tax Redemption” shall have the meaning specified in Section 16.01(a).

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the ADSs (or such other security) are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day, and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the ADSs generally occurs on The New York Stock Exchange or, if the ADSs are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading, except that if the ADSs are not so listed or admitted for trading, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” shall have the meaning specified in Section 2.05(a).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 10.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“U.S. Exchange” means any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VIEs” or “variable interest entities” are the entities including, among others, Beijing Weimeng Technology Co., Ltd., or Weimeng, and Beijing Weimeng Chuangke Investment Management Co., Ltd., or Weimeng Chuangke, all of which are domestic PRC companies in which the Company does not have equity interests but whose financial results have been consolidated into the Company’s consolidated financial statements in accordance with U.S. GAAP.

Section 1.02.Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. Save for such terms and provisions which are specifically incorporated by express reference herein, application of TIA to this Indenture shall be expressly excluded to the extent permitted by applicable law.

Section 1.03.Rules of Construction.

(1)	a term has the meaning assigned to it;
(2)	an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3)	“or” is not exclusive;
(4)	“including” means including, without limitation;
(5)	words in the singular include the plural, and words in the plural include the singular; and
(6)	all references to US$, dollars, cash payments or money refer to United States currency.

Section 1.04.References to Interest. Unless otherwise explicitly stated, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.01(b). Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.05.References to Class A Ordinary Shares in lieu of ADSs. Unless the context otherwise requires, any reference to Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion in this Indenture shall be deemed to refer to the Class A Ordinary Shares delivered or deliverable upon conversion of the Notes in lieu of such ADSs at a Holder’s election pursuant to Section 14.02(a)(vii).

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.Designation and Amount. The Notes shall be designated as the “1.375% Convertible Senior Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$300,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchaser pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02.Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of US$1,000 principal amount and integral multiples in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from, and including, the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Paying Agent Office. The Company shall pay, or cause the Paying Agent to pay, interest (i) on Certificated Notes, if any, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate per annum borne by the Notes plus 0.50%, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Paying Agent (with a copy to the Trustee) in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Paying Agent of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Paying Agent for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Company shall promptly notify the Paying Agent in writing of such special record date and the Paying Agent, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid (at the Company’s expense), to each Holder at its address as it appears in the Note Register or, in the case of Global Notes, sent electronically in accordance with the applicable procedures of the Depositary, not less than 10 days prior to such special record date, in the form of notice prepared by the Company. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Paying Agent (with a copy to Trustee) of the proposed payment pursuant to this clause, such manner of payment shall be made in accordance with the applicable procedures of the Depositary.

(iii)The Trustee or the Agents shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

Section 2.04.Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer or Chief Financial Officer. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, the Trustee and the Agents with a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer substantially in the form of Exhibit B (an “Incumbency Certificate”) identifying and certifying the incumbency and specimen (and/or facsimile) signatures of its active authorized Officers. Until the Trustee and the Agents receive a subsequent Incumbency Certificate, the Trustee and the Agents shall be entitled to conclusively rely on the last Incumbency Certificate delivered to it for purposes of determining the relevant authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder, subject to the Trustee’s requirement for an Officers’ Certificate and an Opinion of Counsel in accordance with Section 17.06 hereof .

The Company Order shall specify the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture (a) unless and until it receives from the Company a Company Order instructing it to so authenticate and deliver such Notes and an Officers’ Certificate and an Opinion of Counsel in accordance with Section 17.06 hereof; (b) if the Trustee determines that such action may not lawfully be taken; or (c) if the Trustee determines that such action would expose the Trustee to personal liability, unless indemnity and/or security and/or prefunding reasonably satisfactory to the Trustee against such liability is provided to the Trustee.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized officer of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05.Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. Citibank, N.A.is hereby initially appointed the “Note Registrar” and “Transfer Agent” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by Section 2.05(c).

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee or the Note Registrar for any exchange or registration of transfer of Notes, but the Company, the Trustee or Note Registrar may require a Holder to pay a sum sufficient to cover any documentary, stamp, issue, transfer tax or other similar governmental charge required by law or as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. The Company shall pay the ADS Depositary’s fees for issuance of the ADSs due upon conversion of the Notes.

None of the Company, the Transfer Agent, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Neither the Trustee nor any Agents shall have any responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Depositary and any other registered Holder of Notes) of any notice (including any Redemption Notice) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee and the Agents may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its direct or indirect participants.

Neither the Trustee nor the Agents shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct or indirect participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including the Class A Ordinary Shares represented thereby) delivered upon conversion of the Notes that are required to bear the legend set forth in Section 2.05(d) and the Class A Ordinary Shares deliverable in lieu of any ADSs deliverable upon conversion of the Notes that are required to be subject to certain transfer restrictions set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Class A Ordinary Shares represented thereby or deliverable in lieu thereof) issued upon conversion thereof, which shall bear the legend or be subject to certain transfer restrictions, in each case set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULES 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF WEIBO CORPORATION (THE “COMPANY”), AND

(2)

AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X)

ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)	TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) AND 2(E) ABOVE, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian (with a copy to the Trustee) in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian (with a copy to Trustee) shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee and the Agents in writing upon the occurrence of the Resale Restriction Termination Date and after a registration statement, if any, with respect to the Notes or the ADSs (including the Class A Ordinary Shares represented thereby or deliverable upon conversion of notes in lieu thereof) issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Custodian (with a copy to the Trustee) by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian as custodian for the Depositary.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Certificated Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Note Registrar in writing. Upon execution and authentication, the Note Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Note Registrar in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, any agent of the Company or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)Until the Resale Restriction Termination Date, any certificate representing ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such ADSs (including the Class A Ordinary Shares represented thereby) has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADS or the Class A Ordinary Shares represented thereby have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee, the Agent, and any transfer agent for the ADSs):

THE SECURITIES EVIDENCED HEREBY AND THE UNDERLYING CLASS A ORDINARY SHARES REPRESENTED THEREBY (“UNDERLYING SHARES”) HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND THE RESTRICTED ISSUANCE AGREEMENT, DATED AS OF DECEMBER 4, 2023, AMONG WEIBO CORPORATION (THE “COMPANY”), JPMORGAN CHASE BANK, N.A., AS DEPOSITARY (THE “DEPOSITARY”), AND ALL HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF RESTRICTED AMERICAN DEPOSITARY RECEIPTS ISSUED THEREUNDER. THE SECURITIES AND UNDERLYING SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT

IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF THE COMPANY, AND

(2)

AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY AND THE UNDERLYING SHARES, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE CONVERTIBLE NOTE PURSUANT TO WHICH THE SECURITIES REPRESENTED HEREBY WERE ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)	TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR
(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) AND 2(E) ABOVE, THE COMPANY AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST THEREIN.

Pursuant to the terms of the Deposit Agreement and the Restricted Deposit Agreement, as applicable, the ADS Depositary will not accept the surrender of any ADSs subject to such restrictions on transfer for the purpose of withdrawal of the Class A Ordinary Shares represented thereby prior to the Resale Restriction Termination Date. Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the transfer agent for the ADSs, the Restricted Deposit Agreement, as applicable, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

Until the Resale Restriction Termination Date, the Class A Ordinary Shares deliverable in lieu of ADSs upon conversion shall be subject to the same transfer restrictions as described in the legend in this Section 2.05(d) and as imposed by the Hong Kong Share Registrar, unless the Note or such Class A Ordinary Shares has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Class A Ordinary Shares in lieu thereof have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Hong Kong Share Registrar with written notice thereof to the Note Registrar.

(e)Any Note or ADS (or Class A Ordinary Shares in lieu thereof) delivered upon the conversion or exchange of any Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate (or a Holder that was the Company’s Affiliate at any time during three months preceding the resale) unless registered under the Securities Act or resold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in a transaction that results in such Note or ADS (or Class A Ordinary Shares in lieu thereof), as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Note Registrar for cancellation in accordance with Section 2.08.

Section 2.06.Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the receipt of a Company Order, the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.

In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security and/or indemnity and/or prefunding as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity and/or prefunding as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp, issue, transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for repurchase (and not withdrawn) in accordance with Article 15 or has been selected for redemption in accordance with Article 16 or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security and/or indemnity and/or prefunding as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08.Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase (including as described in Section 2.10), redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries, Consolidated Affiliated Entities or Affiliates), to be delivered and surrendered to the Note Registrar for cancellation. All Notes delivered to the Note Registrar shall be canceled promptly by it. Except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled as provided in this Indenture. The Note Registrar shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation and disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09.CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee and the Agents shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee and the Agents in writing of any change in the “CUSIP” numbers.

Section 2.10.Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder (except for any differences in the issue price, the issue date and interest accrued, if any, and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have a separate CUSIP number from the Notes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, without prior notice to Holders, whether by the Company or through its Subsidiaries or Consolidated Affiliated Entities or through a private or public tender or exchange offer or through counterparties to private agreements. The

Company shall cause any Notes so repurchased to be surrendered to the Note Registrar for cancellation in accordance with Section 2.08 and upon receipt of a Company Order, the Note Registrar shall cancel all Notes so surrendered and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Note Registrar for cancellation in accordance with Section 2.08, and will continue to be considered outstanding for purposes of this Indenture, subject to the provisions of Section 8.04.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01.Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a)(i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(c)) have been delivered to the Note Registrar for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, a Redemption Date, any Repurchase Date, any Fundamental Change Repurchase Date, upon declaration of acceleration, conversion or otherwise, cash, ADSs (or Class A Ordinary Shares in lieu thereof) or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02.Maintenance of Office or Agency. The Company will maintain in the contiguous United States of America, an office or agency (which will be the Paying Agent Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this

Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Paying Agent Office, provided, however, that the legal service of process against the Company shall in no circumstance be made at the address of the Agents or the Trustee set forth in Section 17.03.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States of America, for such purposes.

The Company hereby appoints Citibank, N.A. as the Paying Agent, Note Registrar, Conversion Agent and Transfer Agent, and Citibank, N.A. hereby accepts such appointment. By accepting such appointment, Citibank, N.A. agrees to be bound by and to perform the services, through their attorneys and agents or otherwise, with respect to itself set forth in the terms and conditions set forth herein and in the Notes. The Agents in their respective capacity shall be entitled to the compensation to be agreed upon with the Company for all services rendered by it under this Indenture. The Company hereby agrees and covenants:

(i)that it will pay promptly such compensation and reimburse the Agents for its documented out-of-pocket expenses (including, without limitation, fees and expenses of counsel) properly incurred by it in connection with the services rendered by it under this Indenture; and

(ii)that it will indemnify the Agents in their respective capacity and their respective officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including, without limitation, fees and expenses of counsel) incurred without gross negligence and wilful default on their part arising out of or in connection with their acting as an Agent hereunder.

The obligations of the Company under this Section shall survive the settlement of the Notes, the termination or the expiry of this Indenture and the resignation or removal of any Agent. Under no circumstances will the Agents be liable to the Company or any other party to this Indenture for any indirect, consequential, punitive or special loss or damages of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if advised of the possibility of such loss or damage and regardless of the form of action. The Company may change the Paying Agent or Note Registrar without prior notice to the Holders in accordance with the procedure agreed separately with such Agents, and the Company may act as Paying Agent or Note Registrar.

In acting under this Indenture and in connection with the Notes, each Agent is acting solely as agent of the Company and does not assume any fiduciary duty or obligation towards or relationship of agency or trust for or with any Person other than the Company. Where more than one Paying Agent has been appointed pursuant to this Section 4.02, the obligations of the Paying Agents under this Indenture and the Notes shall be several and not joint.

Section 4.03.Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a trustee, so that there shall at all times be a trustee hereunder.

Section 4.04.Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest including Additional Interest on, and any Additional Amounts with respect to, the Notes in trust for the benefit of the Holders of the Notes;

(ii)that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest, including Additional Interest on, and any Additional Amounts with respect to, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon the reasonable written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the account of the Paying Agent a sum sufficient to pay such principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) or accrued and unpaid interest including any Additional Interest or any Additional Amounts, and the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by the close of business on the Business Day immediately preceding such date. If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest, including any Additional Interest on, and any Additional Amounts with respect to, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and accrued and unpaid interest, including any Additional Interest on, and any Additional Amounts, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the

Redemption Price, if applicable) of, or accrued and unpaid interest, including any Additional Interest on, and any Additional Amounts with respect to, the Notes when the same shall become due and payable. Neither the Trustee nor any of the Agents shall have any duty to monitor the accuracy of any of the calculations made by the Company, nor shall be bound to make payment until it is satisfied that full payment due to be paid to it by the Company has been received in immediately available and cleared funds.

(b)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(c)Any money and ADSs (or any Class A Ordinary Shares in lieu thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, any Note (or, in the case of ADSs or any Class A Ordinary Shares in lieu thereof, in satisfaction of the Conversion Obligation) and remaining unclaimed for two years after such principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) or interest has become due and payable or such Conversion Obligation has become due shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money and ADSs (or any Class A Ordinary Shares in lieu thereof), and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05.Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06.Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes, any ADSs deliverable upon conversion thereof or any Class A Ordinary Shares underlying, or in lieu of, ADSs deliverable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or the ADSs (or Class A Ordinary Shares in lieu thereof) deliverable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or ADSs (or Class A Ordinary Shares in lieu thereof) pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes or such ADSs (or Class A Ordinary Shares in lieu thereof) may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or ADSs (or

Class A Ordinary Shares in lieu thereof) in accordance with Rule 144A, as such rule may be amended from time to time.

(b)The Company shall provide to the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any applicable grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be provided to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto). The Trustee shall have no obligation to determine if and when any such reports are filed.

(c)Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(d)If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after (i) giving effect to all applicable grace periods thereunder and (ii) other than reports on Form 6-K to the extent such reports are not required to satisfy the “current public information” requirement of Rule 144), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay or cause the Paying Agent (on behalf of the Company and subject to receipt of funds from the Company pursuant to the last paragraph in Section 4.04(a)) to pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the period during which the Notes are not freely tradable, as described above, by Holders other than Affiliates of the Company (or Holders that were Affiliates of the Company during the three months immediately preceding). As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)If, and for so long as, (x) the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, (y) the Notes are assigned a restricted CUSIP or (z) the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders thereof without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (in each case (x), (y) and (z), except for the Notes that are owned by the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) as of the

375th day after the last date of original issuance of the Notes, the Company shall pay or cause the Paying Agent (on behalf of the Company and subject to receipt of funds from the Company pursuant to the last paragraph in Section 4.04(a)) to pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until (x) the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), (y) the Notes have been assigned an unrestricted CUSIP and (z) the Notes are freely tradable by Holders thereof without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (in each case (x), (y) and (z), except for the Notes that are owned by the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding).

(f)Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.01(b). In no event shall Additional Interest accrue on any day under the terms of this Indenture (taking any Additional Interest payable pursuant to Section 4.06(d) and Section 4.06(e) together with any Additional Interest payable pursuant to Section 6.01(b) at an annual rate in excess of 0.50%, in the aggregate, for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

(h)If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Paying Agent (with a copy to Trustee) an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until the Paying Agent receives at the Paying Agent Office such a certificate, the Paying Agent and the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid such Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Paying Agent (with a copy to the Trustee) an Officers’ Certificate setting forth the particulars of such payment.

(i)The Company shall not, and shall not permit any of its Subsidiaries to, resell any of the Notes that have been reacquired by the Company or any such Subsidiaries.

Section 4.07.Additional Amounts. (a) All payments and deliveries made by the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price), payments of interest, including any Additional Interest, and payments of cash and/or deliveries of ADSs (or, at the Holder’s election, Class A Ordinary Shares in lieu of such ADSs), together with payments of cash for any fractional ADSs, if applicable, upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is organized or otherwise resident for tax purposes or from or through which payment is made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay or deliver to each Holder such additional amounts of cash or ADSs (or, at the Holder’s election, Class A Ordinary Shares in lieu of such ADSs), as applicable (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i)for or on account of:

(A)any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1)the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments or the enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period; or

(3)the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner; or

(4)the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Taxing Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(B)any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(C)any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments or deliveries under or with respect to the Notes;

(D)any tax, assessment, withholding or deduction required by FATCA, any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(E)any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C) or (D); or

(ii)with respect to any payment of the principal of (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable), and interest, including any Additional Interest on, such Note or the payment of cash and/or the delivery of ADSs or, at the Holder’s election, Class A Ordinary Shares in lieu thereof (together with payment of cash for any fractional ADS) upon conversion of such Note by a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

(b)The Company will make any required withholding or deduction of taxes and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company will furnish to the Trustee and the Agents, within 30 days after the date the payment of any taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment or, if such receipts are not obtainable, other evidence of payments reasonably satisfactory to the Paying Agent. Upon request, copies of those receipts or other evidence of payments, as the case may be, will be made available by the Paying Agent to the Holders or beneficial owners of the Notes. Neither the Trustee, the Paying Agent, or any other Agents shall be responsible for withholding or deducting any taxes or other sums required by any applicable law or liable to pay any additional amount in respect of such withholding or deduction by the Company.

(c)In addition, the Company will pay any stamp, issue, registration, court, documentary or value added taxes, or any other excise or property taxes, charges or similar levies (including, in each case, interest and penalties) payable in respect of the creation, issue, offering, execution, delivery, registration, enforcement or making payments in respect of the Notes, or any documentation with respect thereto, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Taxing Jurisdiction except those resulting from, or required to be paid in connection with, the enforcement of the Notes after the occurrence and during the continuance of a Default with respect to the Notes.

(d)Any reference in this Indenture or the Notes in any context to the payment of cash and/or the delivery of ADSs or Class A Ordinary Shares in lieu thereof (together with payments of cash for any fractional ADS) upon conversion of any Note or the payment of principal of (including Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and any interest (including any Additional Interest) on, any Note or any amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.07.

(e)The foregoing obligations of the Company shall survive termination or discharge of this Indenture.

Section 4.08.Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09.Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee, within 120 days after the end of each Fiscal year (beginning with the Fiscal Year ending on December 31, 2024), an Officers’ Certificate, in substantially the form attached hereto as Exhibit C stating that the Company has fulfilled its obligations hereunder (on which the Trustee may rely conclusively on as to such compliance and shall not be liable to Holders or any other person for such reliance), and whether the authorized Officers thereof have knowledge of any Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee as soon as reasonably practicable, but in any event within 30 days, after the Company becomes aware of the occurrence of any Default, an Officers’ Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposes to take in respect thereof.

Section 4.10.Further Instruments and Acts. Upon the reasonable written request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01.Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee and the Agents, promptly after any Regular Record Date, and at such other times as the Trustee or any Agents may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Trustee shall be entitled to assume, without any liability to any Person in connection with such assumption, that such list so furnished to it accurately and completely reflects the information contained in the Note Register as of the date such list is so received.

Section 5.02.Preservation of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Section 5.03.Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each July 1 following the date of this Indenture, deliver to Holders a brief report, dated as of such July 1, that complies with the provisions of such Section 313(a).

(b)A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any securities exchange or automated quotation system and when any such listing is discontinued.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.Events of Default. (a) Each of the following shall be an “Event of Default”:

(i)default for 30 days in payment of any interest (including any Additional Interest) when due and payable on the Notes;

(ii)default in payment of principal of any Note when due and payable at maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)default in the obligations of the Company to satisfy the Conversion Obligation upon exercise of a Holder’s conversion right and such default is not cured or such conversion is not rescinded within three Business Days;

(iv)failure by the Company to comply with its obligations under Article 11;

(v)default in the notice obligations under Section 14.03, Section 15.01, Section 15.02, or Article 16;

(vi)default by the Company or any of its Significant Subsidiaries in the payment of principal, interest or premium when due under any other instruments of Indebtedness having an aggregate outstanding principal amount US$50 million (or its equivalent in any other currency or currencies) or more in the aggregate of the Company and/or any Subsidiary of the Company, whether such Indebtedness now exists or shall hereafter be created, which default results (A) in such Indebtedness becoming or being declared due and payable or (B) from a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such Indebtedness, rescission of such declaration of acceleration or waiver or with consent of the lender;

(vii)default by the Company in the performance of any other covenants or agreements contained in this Indenture or the Notes for 60 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(viii)failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of US$50 million (or its equivalent in any other currency or currencies) (excluding any amounts covered by insurance) rendered against the Company or any of the Company’s Significant Subsidiaries, which judgement remains unpaid, undischarged or unstayed for a period of more than 60 days;

(ix)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(x)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

(b)Notwithstanding anything to the contrary in this Indenture and without limitation of the Holders’ rights in the event of the occurrence of any other Event of Default, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.06(a) hereof will, for the first 180 days after the occurrence of such an Event of Default (which occurrence will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 6.01(a)(vii)), consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 90 days such Event of Default is continuing in such 180-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 90 days such Event of Default is continuing in such 180-day period. The Additional Interest payable pursuant to this Section 6.01(b) will be in addition to any Additional Interest that may accrue pursuant to Section 4.06; provided that, in no event will the rate of any such Additional Interest payable described in this Section 6.01(b), when taken together with that of Additional Interest payable as described under Section 4.06, exceed a total rate of 0.50% per annum. If the Company so elects, the Additional Interest payable under this Section 6.01(b) will be payable on all Notes outstanding from and including the date on which such Event of Default first occurs (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 6.01(a)(vii)) to, but excluding, the 181st day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist. On the 181st day after such Event of Default, if such Event of Default has not been cured or waived prior to such 181st day, the Notes will be subject to acceleration as provided in Section 6.02. To the extent the Company elects to pay Additional Interest pursuant to this Section 6.01(b), it will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 6.01(b) following an Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes will immediately be subject to acceleration as provided in Section 6.02.

In order to elect to pay the Additional Interest on the Notes payable pursuant to this Section 6.01(b) as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.06(a) in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Notes will be immediately subject to acceleration as provided in Section 6.02.

Section 6.02.Acceleration. The Trustee shall not be deemed to have knowledge of an Event of Default unless and until a Responsible Officer of the Trustee receives from the Company or Holders of at least 25% of the aggregate principal amount of the outstanding Notes written notification of such Event of Default describing the circumstances of such, and identifying circumstances constituting such Event of Default. In the absence of such notice, the Trustee may assume, without any liability in connection with such assumption, there is no Event of Default. Subject to Section 6.01(b), if an Event of Default occurs and is continuing, the Trustee by notice to the Company may, and the Trustee at the request of Holders of at least 25% of the aggregate principal amount of the outstanding Notes accompanied by security and/or indemnity and/or prefunding satisfactory to it, shall, declare 100% of the principal of and accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, all the Notes to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, the Notes will be due and payable immediately without any action on part of the Trustee. However, upon an Event of Default arising out of Section 6.01(a)(ix) or (x) involving the Company, the aggregate principal amount and accrued and unpaid interest, including any Additional Interest, and any Additional Amounts, will be due and payable immediately.

Section 6.03.Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (i) or (ii) of Section 6.01(a) shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

Upon the occurrence of an Event of Default and the subsequent declaration by the Trustee that the principal amount of all the Notes is due and payable immediately, the Trustee may by notice in writing require any Paying Agent to act as agent of the Trustee under this Indenture and the Notes, and thereafter to hold all Notes and all monies, documents and records held by it in respect of the Notes to the order of the Trustee.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including the Agents) and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees and expenses, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver or any rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04.Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee and each of the Agents (except those claimed by the Company or any of its Affiliates due to their acting in a capacity of an Agent), including payment of compensation, documented expenses (including indemnity payments) and liabilities incurred, and advances made, by the Trustee and the Agents, their agents and counsels and the documented and properly incurred costs and expenses of collection;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including any Additional Interest, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Repurchase Price, Fundamental Change Repurchase Price, the Redemption Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and premium, if any, and interest, including any Additional Interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and any Additional Amounts and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.05.Proceedings by Holders. Subject to the immediately following paragraph, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(i)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(ii)the Holders of at least 25% of aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(iii)such Holders shall have offered to the Trustee such security or indemnity and/or prefunding satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(iv)the Trustee shall have not complied with such written request within 60 days after its receipt of the request and the offer of security and/or indemnity and/or prefunding; and

(v)no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of more than 50% of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.08;

provided that, (x) it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee and the Agents do not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein), and (y) for the protection and enforcement of this Section 6.05, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.06.Proceedings by Trustee. In case of an Event of Default the Trustee may in its sole and absolute discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this

Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.07.Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.05, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.08.Direction of Proceedings and Waiver of Defaults by a Majority of Holders. The Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of more than 50% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes may direct the Trustee to waive any past Default or Event of Default or rescind a declaration of acceleration hereunder and its consequences except with respect to (i) nonpayment of principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, interest, including Additional Interest, if any, on, or any Additional Amounts with respect to, any Note when due that has not been cured pursuant to the provisions of Section 6.01, (ii) the Company’s failure to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right; or (iii) any provision under this Indenture that cannot be modified or amended without the consent of the Holders of each outstanding Note affected so long as, in each case, (x) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Defaults and Events of Default (other than as a result of (i) or (ii) above) that have become due solely by such declaration of acceleration, have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.08, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.09.Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of an Event of Default of which a Responsible Officer has received written notice, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of an Event of Default in the payment of the principal of, or premium, if any, accrued and unpaid interest, including any accrued and unpaid Additional Interest, on, and any Additional Amounts with respect to, any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Repurchase Price, any Fundamental Change Repurchase Price or any Redemption Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as it in good faith determine that the withholding of such notice is in the interests of the Holders.

Section 6.10.Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price with respect to the Notes being repurchased or redeemed as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE AND THE AGENTS

Section 7.01.Duties and Responsibilities of Trustee and Agents. The Trustee and the Agents, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into this Indenture against the Trustee and the Agents. In case an Event of Default has occurred (and has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security and/or prefunding satisfactory to it against any loss, liability, costs and expenses that might be incurred by it in compliance with such request or direction. In case an Event of Default has occurred (and has not been cured or waived), the Trustee shall be entitled to require each of the Agents to act under its direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(a)prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee and the Agents shall be subject to the provisions of this Section;

(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any Note Registrar with respect to the Notes;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)in the absence of written investment direction from the Company, all cash received by the Trustee or any Agent shall be placed in a non-interest bearing trust account, and in no event shall the Trustee or such Agent be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee or such Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Custodian, Note Registrar, Paying Agent, Conversion Agent and Transfer Agent;

(i)none of the provisions contained in this Indenture shall require the Trustee nor the Agents to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its respective duties or in the exercise of any of its respective rights or powers, and the Agents shall not be under any obligation to take any action under this Indenture which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.;

(j)the Trustee and the Agents shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(k)the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(l)The Trustee and the Agents shall not be liable to any Person for having acted on instructions or directions provided to it by the Holders of more than 50% of the aggregate principal amount of outstanding Notes.

Section 7.02.Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)the Trustee and any Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, coupon, other evidence of indebtedness, security or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)the Trustee and any Agent may, at the expense of the Company, consult with counsel and other professional advisers of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, conduct or defend any litigation under this Indenture or in relation to this Indenture or the Notes, unless at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, and such Holders shall have offered to the Trustee security and/or indemnity and/or prefunding satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)the Trustee and the Agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee or such Agent, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or such Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee may appoint such agents, attorneys or delegates in its sole and absolute discretion and shall not be responsible for any liability, loss, expense, demand, cost, claim or proceedings incurred by reason of any default, misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it, and the Trustee shall not be bound to monitor or supervise the proceedings or be responsible for the acts or omissions of any such person;

(g)the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agents in each of its capacities hereunder and other Person employed to act hereunder;

(h)the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(i)in all instances in which the Trustee is called upon to exercise its discretion, such discretion shall be absolute; and

(j)the Trustee and Agents may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law, directive or regulation of any agency of that jurisdiction or, to the extent applicable, of the State of New York; furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or the State of New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law, directive or regulation of any agency in that jurisdiction or in the State of New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

In no event shall the Trustee nor any Agent be liable for any special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, goodwill, opportunity or profit), whether or not foreseeable, even if the Trustee or such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither the Trustee nor any Agent shall be charged with knowledge of any Default or Event of Default with respect to the Notes, except (1) any Default or Event of Default of which a Responsible Officer shall have actual knowledge or (2) any Default or Event of Default of which written notice shall have been given to the Trustee or such Agent by the Company or by any Holder of the Notes of 25% in aggregate principal amount of the then outstanding Notes. In the absence of such actual knowledge or notice, the Trustee shall be entitled to assume, without any liability in connection with such assumption, there is no Default or Event of Default.

Section 7.03.No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee or the Agents assume no responsibility for the correctness of the same. The Trustee and the Agents make no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or the Agents shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture .

Section 7.04.Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee or any Agents in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or the Agent.

Section 7.05.Funds Deposited for Payment of Notes. All monies received by the Trustee or the Agents shall, until used or applied as herein provided, be held for the benefit of the Holders by the Paying Agent for the purposes for which they were received. Money held by the Trustee or the Agents hereunder need not be segregated from other funds except to the extent required by law. The Trustee or the Agents shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time with the Company.

Section 7.06.Compensation and Expenses of Trustee and Agents. The Company covenants and agrees to pay to the Trustee and each of the Agents from time to time, and the Trustee and each Agent shall be entitled to and receive, such compensation as shall be agreed in writing with the Company for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee and such Agent (as the case may be) upon its request for all fees, costs, expenses, disbursements, advances and default interest (if applicable), including expenses properly incurred to consult with its legal counsel and other external advisors, disbursements and advances properly incurred or made and reasonably documented in accordance with any of the provisions of this Indenture in any capacity thereunder (including the compensation, expenses and disbursements for any duties performed during a Default or an Event of Default that are not explicitly contemplated, or if the Trustee and the Agents is requested by the Company to undertake duties which are of an exceptional nature or otherwise outside the scope of their respective duties under this Indenture, and the properly-incurred compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct. The Company also covenants to indemnify the Trustee and each Agent in any capacity under this Indenture and any other document or transaction entered into in connection herewith and to hold it harmless against, any and all loss, claim, damage, liability or expense, including taxes (other than taxes based on the income of the Trustee and such Agent (as the case may be)), incurred without gross negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending the Trustee and such Agent (as the case may be) against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and such Agent (as the case may be) and to pay or reimburse the Trustee and such Agent (as the case may be) for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee and such Agent (as the case may be), except, subject to the effect of Section 6.04, funds held in trust herewith for the benefit of the Holders of particular Notes. The right of the Trustee and such Agent (as the case may be) to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or Indebtedness of the Company (even though the Notes may be so subordinated). The obligations of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee and such Agent (as the case may be). The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall survive the termination or defeasance of this Indenture and the resignation or removal of the Trustee and such Agent (as the case may be). The Trustee and each Agent shall notify the Company as soon as reasonably practicable of any claim of which a Responsible Officer receives written notice for which it may seek indemnity.

Without prejudice to any other rights available to the Trustee and the Agents under applicable law, when the Trustee and such Agent and its respective agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(a)(ix) or Section 6.01(a)(x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.Conflicting Interests of Trustee and Agents. The Trustee, any Agent and entities associated with the Trustee or such Agent shall be permitted to engage in business and other contractual relationships with the Company and its Affiliates and Subsidiaries and profit therefrom, without having to account for such profits. If the Trustee, such Agent or any such entities associated with the Trustee or such Agent has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, it shall either (a) eliminate such conflict within 90 days or (b) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

The Company hereby irrevocably waives, in favour of the Trustee and the Agents, any conflict of interest which may arise by virtue of the Trustee, the Agents or any affiliate of the Trustee or the Agents acting in various capacities under this Indenture and any other documents relating to the Notes or for other customers of the Trustee or the Agents. The Company hereby acknowledges that the Trustee, the Agents and its affiliates (together, the “Trustee/Agents Parties”) may have interests in, or may be providing or may in the future provide financial or other services to, other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee and/or the Agents acting as the Trustee and/or the Agents hereunder that the Trustee/Agents Parties may not be entitled to share with the Company. The Trustee/Agents Parties will not disclose confidential information obtained from the Company (without their written consent) to any of the Trustee’s such other customers or affiliates nor will they use on the Company’s behalf any confidential information obtained from any such other customer. Without prejudice to the foregoing, the Company agrees that the Trustee/Agents Parties may deal (whether their own or their customers’ account) in, or advise on, securities of such other customers and that such dealing or giving of advice will not constitute a conflict of interest for the purposes of the Notes or this Indenture.

Section 7.09.Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10.Resignation or Removal of Trustee and Agents. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after such notice of resignation has been given to the Issuer, the resigning Trustee may, petition, on behalf of and at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)In case at any time any of the following shall occur:

(i)the Trustee shall fail to comply with Section 7.08 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six months, or

(ii)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.10, any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)Each Agent may at any time resign by giving written notice of its resignation to the Company and the Trustee and specifying the date on which its resignation shall become effective. Upon receiving such notice of resignation, the Company shall as soon as practicable appoint a successor Paying Agent or Registrar (the “Successor Agent”) by written instrument in triplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent, one copy to the Successor Agent and one copy to the Trustee. Upon the effectiveness of the appointment of a Successor Agent, the resigning Agent shall have no further obligations under this Indenture.

Such resignation shall not become effective until a Successor Agent has been appointed, as provided below. If no Successor Agent shall have been so appointed, 20 days after such written notice of resignation has been given to the Issuer, the resigning Agent may, on behalf of and at the expense of the Company, appoint a successor agent.

The Company may, at any time and for any reason, remove either the Paying Agent or the Registrar and appoint a Successor Agent, by written instrument in triplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed, one copy to the Successor Agent and one copy to the Trustee. Any removal of an Agent and any appointment of a Successor Agent shall become effective upon acceptance of appointment by the Successor Agent as provided below. Upon its resignation or removal, the Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all out-of-pocket expenses properly incurred in connection with the services rendered by it hereunder.

The Company shall remove either Agent and appoint a Successor Agent if the Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

Any Successor Agent appointed as provided herein shall execute and deliver to its predecessor and to the Company and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Company appointing such Successor Agent) and thereupon such Successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as the Paying Agent or the Registrar and such predecessor shall pay over to such Successor Agent all monies or other property at the time held by it hereunder.

(d)The Holders of more than 50% in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.

(e)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11.Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.

Upon the reasonable written request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.12.Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13.Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust

Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 7.14.Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.15.Assume Performance of Obligations. Neither the Trustee nor the Agents shall be obligated to monitor or supervise the performance of any parties to the transaction documents, including this Indenture, of their respective obligations under the transaction documents or any other documents related thereto, and neither the Trustee nor the Agents shall have any obligation to monitor, determine or inquire as to the financial performance of the Company, and the Trustee and the Agents shall be entitled to assume, until it has received written notice to the contrary, that all such persons are properly performing their duties thereunder. Neither the Trustee nor any of the Agents shall be responsible for calculating or verifying any calculations of any amounts payable under any notice of redemption, nor shall they be liable to Holders, the Company or any other person for not doing so.

Section 7.16.Hong Kong Monetary Authority Stay Rules. If this Agreement is or becomes a “covered contract” (within the meaning of the Financial Institutions (Resolution) (Contractual Recognition of Suspension of Termination Rights – Banking Sector) Rules (Cap, 628C) of Hong Kong (the “Stay Rules”)), each party to this Indenture agrees that, despite any other term or conditions of this Agreement or any other agreement, arrangement or understanding, each party to this Indenture will be bound by a suspension of a “termination right” (within the meaning of the Stay Rules) in relation to this Agreement imposed by the Hong Kong Monetary Authority under section 90(2) of the Financial Institutions (Resolution) Ordinance (Cap 628) of Hong Kong.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01.Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03.Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent, any Transfer Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent, any Transfer Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums or ADSs (or any Class A Ordinary Shares in lieu of such ADSs) so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs (any or Class A Ordinary Shares in lieu of such ADSs) deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04.Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, direction, authorization, notice, consent, waiver or other action under this Indenture (including for purposes of Article 6 and Article 10), Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section

8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination..

Section 8.05.Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01.Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02.Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Company to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Company shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Trustee or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04.Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05.Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of more than 50% in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of more than 50% of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01.Supplemental Indentures Without Consent of Holders. The Company and the Trustee and the Agents, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)(1) to cure any ambiguity, manifest error or defect or (2) cure any omission or inconsistency;

(b)to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes;

(c)to add guarantees or any credit enhancements of similar nature with respect to the Notes;

(d)to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(e)upon the occurrence of any Merger Event, (1) provide that the Notes are convertible into Reference Property, subject to Section 14.03, and (2) effect the related changes to the terms of the Notes described under Section 14.07, in each case, in accordance with Section 14.07;

(f)to increase the Conversion Rate;

(g)to secure the Notes;

(h)to add to the covenants of the Company or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i)to provide for the conversion of Notes in accordance with the terms of this Indenture;

(j)to comply with the rules of the Depositary, including The Depository Trust Company (“DTC”);

(k)to make any change that does not adversely affect the rights of any Holder in any material respect; provided, however, that any amendment to conform the provisions of this Indenture or the Notes to the “Description of the Notes” Section in the Offering Memorandum, will be deemed not to adversely affect the rights of any Holder;

(l)irrevocably elect a Settlement Method and/or a Specified Dollar Amount, or eliminate the Company’s right to elect a Settlement Method; or

(m)make changes to this Indenture and the Notes as contemplated under Section 14.08.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its sole and absolute discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee and the Agents without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least 50% of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee and the Agents, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders or waiving past default; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b)reduce the rate, or extend the stated time for payment, of interest, including any Additional Interest, on any Note;

(c)reduce the principal, or extend the stated Maturity Date, of any Note;

(d)make any change that impairs or adversely affects the conversion rights of any Notes;

(e)reduce the Redemption Price, the Fundamental Change Repurchase Price or the Repurchase Price payable on any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)change the place or currency of payment of principal or interest, including any Additional Interest, in respect of any Note;

(g)impair the right of any Holder to receive payment of principal of and interest, including any Additional Interest, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(h)adversely affect the ranking of the Notes as senior unsecured Indebtedness of the Company;

(i)change the Company’s obligation to pay Additional Amounts on any Note; or

(j)make any change in this Article 10 or in the waiver provisions in Section 6.01 or Section 6.08 that, in each case, requires each Holder’s consent.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such

Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.01 or Section 10.02, the Company shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 10.03.Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect; provided that this Section 10.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee and the Agents, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 17.06, the Trustee and the Agents shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company, its Subsidiaries and its Consolidated Affiliated Entities, taken as a whole, to another Person, unless:

(a)the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07);

(b)if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such transaction, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the execution and delivery of the supplemental indenture do not conflict with the requirements set forth in this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied; and

(c)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries or Consolidated Affiliated Entities of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries or Consolidated Affiliated Entities, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated assets of the Company to another Person.

Section 11.02.Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and the Agents and satisfactory in form to the Trustee and the Agents, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03.Opinion of Counsel to Be Given to Trustee and Agents. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee and the Agents shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, that all conditions precedent thereto have been satisfied and that the Notes and such supplemental indenture are the legal, valid and binding obligations of the Successor Company, enforceable against it in accordance with its terms, subject to customary assumptions, qualifications, and exceptions.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

INTENTIONALLY OMITTED

ARTICLE 14

CONVERSION OF NOTES

Section 14.01.Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option,

to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the fifth Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 72.6929 ADSs (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per US$1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02.Settlement upon Conversion; Conversion Procedures.

(a)Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, cash (“Cash Settlement”), ADSs, together with cash, if applicable, in lieu of delivering any fractional ADS in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and ADSs, together with cash, if applicable, in lieu of delivering any fractional ADS in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the fifth Business Day prior to, the related Redemption Date, and all conversions for which the relevant Conversion Date occurs on or after the 96th Scheduled Trading Day before the Maturity Date shall be settled using the same Settlement Method.

(ii)Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the close of business on the second Business Day prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after the 96th Scheduled Trading Day before the Maturity Date, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects a Settlement Method, the Company shall deliver a written notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be) to converting Holders, the Trustee and the Conversion Agent no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (A) during the Redemption Period, in such Redemption Notice or (B) on or after the 96th Scheduled Trading Day before the Maturity Date, no later than the 96th Scheduled Trading Day before the Maturity Date). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement for such conversion or during such period and the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation (such settlement method shall be the “Default Settlement Method” initially elected by the Company). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per US$1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per US$1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per US$1,000 principal amount of Notes shall be deemed to be US$1,000.

(iv)By written notice to the Holders, the Trustee and the Conversion Agent, the Company may, prior to the 96th Scheduled Trading Day before the Maturity Date, at its option, change the Default Settlement Method to any Settlement Method that the Company is then permitted to elect or irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a Specified Dollar Amount per US$1,000 principal amount of Notes of US$1,000 or with an ability to continue to set the Specified Dollar Amount per US$1,000 principal amount of Notes at or above a specific amount set forth in such election notice. If the Company changes the Default Settlement Method or the Company irrevocably elects to fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per US$1,000 principal amount of Notes at or above a specific amount, the Company will, after the date of such change or election, as the case may be, inform Holders converting their Notes through the Trustee, the Conversion Agent in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant deadline for election of a specified Settlement Method as set forth in the immediately preceding paragraph, or, if the Company does not timely notify Holders, the Trustee, and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount will be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such Specified Dollar Amount will be US$1,000 per US$1,000 principal amount of Notes. A change in the Default Settlement Method or an irrevocable election shall apply for all conversions of Notes with Conversion Dates occurring subsequent to delivery of such notice; provided that no such change or election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note. For the avoidance of doubt, such an irrevocable election, if made by the Company, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01. However, the Company may nonetheless choose to execute such an amendment at its option. Concurrently with providing notice to all Holders, the Trustee and the Conversion Agent of an election to change the Default Settlement Method or irrevocably fixes the Settlement Method, the Company shall either post the Default Settlement Method or fixed Settlement Method, as applicable, on the Company’s website or disclose the same in a current report on Form 6-K or press release announcing that the Company has elected to change the Default Settlement Method or irrevocably fix the Settlement Method, as the case may be.

(v)The cash, ADSs or a combination of cash and ADSs, as applicable, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each US$1,000 principal amount of Notes being converted a number of ADSs equal to the Conversion Rate in effect immediately after the close of business on the relevant Conversion Date;

(B)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each US$1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 90 consecutive Trading Days during the related Observation Period; and

(C)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each US$1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 90 consecutive Trading Days during the related Observation Period.

(vi)The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional ADS, the Company shall notify the Trustee and the Conversion Agent in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional ADS. The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(vii)The Holders may elect to receive Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion by specifying in the relevant Notice of Conversion such election. If a Holder elects to receive Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion, the Company shall register in the Hong Kong Share Register the Person or Persons designated in the Notice of Conversion as holder of such number of Class A Ordinary Shares equal to (i) the number of ADSs deliverable upon conversion as described above under the “Settlement Amounts” (without taking into account any fractional ADS) multiplied by (ii) the number of Class A Ordinary Shares then represented by one ADS as of the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). The Company shall make a share certificate or certificates representing such number of Class A Ordinary Shares available for collection at the office of the Hong Kong Share Registrar or, if so requested in the relevant Notice of

Conversion, cause the Hong Kong Share Registrar to mail (at the risk, and, if sent at the Holder’s request otherwise than by ordinary mail, at the expense, of the Person to whom such certificate or certificates are sent) such certificate or certificates to the Person and at the place specified in the Notice of Conversion. Any Holder that wishes to deposit its Class A Ordinary Shares into CCASS for trading on the Hong Kong Stock Exchange is required to have a broker account in Hong Kong or otherwise have a CCASS participant account and make necessary arrangements with such Holder’s broker (or arrange personally if such Holder has a CCASS participant account) for the transfer of the Class A Ordinary Shares to HKSCC for depositing into the relevant CCASS participant’s stock account. The parties hereto acknowledge and understand that the Hong Kong Share Registrar will not accept any transfer of such Class A Ordinary Shares to the HKSCC for depositing into the relevant CCASS participant’s stock account prior to the Resale Restriction Termination Date, and therefore, a Holder will not be able to trade such Class A Ordinary Shares on the Hong Kong Stock Exchange prior to the Resale Restriction Termination Date.

(viii)Any Class A Ordinary Shares deliverable in lieu of any ADSs will be, prior to the Resale Restriction Termination Date, subject to certain transfer restrictions as set forth in Section 2.05(d) and will not be able to be deposited into CCASS until such restrictions are removed. After removal of such restrictions on transfer and resale, any Class A Ordinary Shares deliverable upon conversion of the Notes, if any, will be fully fungible with the Class A Ordinary Shares listed on the Hong Kong Stock Exchange. The Company further covenants that it will obtain approval to list, subject to official notice of issuance upon conversion of the Notes, such Class A Ordinary Shares on the Hong Kong Stock Exchange and register in the Hong Kong Share Register in the Person or Persons designated in the Notice of Conversion as the holder of the Class A Ordinary Shares in order to facilitate their listing and trading on the Hong Kong Stock Exchange.

(b)Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the applicable procedures of the Depositary in effect at that time and the procedures agreed by the Company and the ADS Depositary with respect to any ADSs issued upon conversion of the Notes (including submission of a Notice of Conversion to the Company and the ADS Depositary for any conversion prior to the Resale Restriction Termination Date), if applicable, and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), and/or all transfer or similar taxes as described herein and (ii) in the case of a Certificated Note (1) complete, manually sign and deliver a duly completed irrevocable notice to the Conversion Agent, the Company and the ADS Depositary as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a “Notice of Conversion”) at the specified office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted, including, if applicable, the Holder’s election to receive Class A Ordinary Shares in lieu of any ADS deliverable upon conversion, and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs or Class A Ordinary Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the specified office of the Conversion Agent (3) if required, furnish appropriate endorsements and transfer documents (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h); and (5) if required, pay any transfer or similar taxes as set forth herein. The Conversion Agent shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be delivered and no Notes may be surrendered by a Holder for conversion thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 15.03. A Notice of Conversion shall be deposited at the office of any Conversion Agent on any Business Day from 9:00 a.m. to 5:00 p.m. at the location of the Conversion Agent to which such Notice of Conversion is delivered. Any Notice of Conversion and any Certificated Note (if issued) deposited outside the hours specified or on a day that is not a Business Day at the location of the Conversion Agent shall for all purposes be deemed to have been deposited with that Conversion Agent between 9:00 a.m. and 5:00 p.m. on the next Business Day.

In connection with the conversion of the Notes, the converting Holder is deemed to acknowledge, represent to and agree with the Company and the ADS Depositary that such Holder is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company during the three months immediately preceding the Conversion Date.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. None of the Trustee nor the Agents shall have any responsibility whatsoever with respect to the issuance and delivery of the ADSs to the converting Holder.

(c)A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the fourth Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the fourth Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided that if such Conversion Date occurs (i) following the 96th Scheduled Trading Day before the Maturity Date, subject to clause (ii) below, the Company shall make such payment or delivery on the Maturity Date or (ii) after the Class A Ordinary Shares have been replaced by the Reference Property consisting solely of cash in accordance with Section 14.07), the Company shall pay or deliver the Conversion Obligation due in respect of conversion on the earlier of (i) the tenth Business Day immediately following the related Conversion Date and (ii) the Maturity Date. Notwithstanding the foregoing, if a Holder elects to receive Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion, the Company shall deliver the Class A Ordinary Shares due in respect of conversion on the fifth Business Day immediately following the relevant Conversion Date (in the case of Physical Settlement) or on the fifth Business Day immediately following the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). If any ADS are due to a converting Holder, the

Company shall issue and deliver (if applicable) (or cause the Conversion Agent to issue and deliver (if applicable)) to such Holder, or such Holder’s nominee or nominees, the full number of ADSs to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)In case any Certificated Note shall be surrendered for partial conversion, the Company shall execute and instruct the Trustee who shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Note Registrar, with payment of a sum sufficient to cover any documentary, stamp, issue, transfer tax or other similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer tax or other similar governmental charge due on the delivery of the ADSs upon conversion of the Notes (or the issuance of the Class A Ordinary Shares underlying, or in lieu of, such ADSs), unless the tax is due because the Holder requests such ADSs (or the Class A Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company shall pay the ADS Depositary’s fees for issuance of the ADSs. The Company shall also pay all other expenses arising from the issue and listing of the Class A Ordinary Shares to be delivered in lieu of ADSs upon conversion the offering of the Notes and all the charges of the Hong Kong Share Registrar in connection with the offering of the Notes.

(f)Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs delivered upon the conversion of any Note as provided in this Article 14.

(g)Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through the Conversion Agent.

(h)Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and ADSs (or Class A Ordinary Shares in lieu thereof), accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by an amount in U.S. dollars equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the third Business Day immediately succeeding the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the third Business Day immediately succeeding the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders as of close of business on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date or Redemption Date, in each case, shall receive the full amount of interest payable on the Maturity Date or other applicable Interest Payment Date in cash, regardless of whether their Notes have been converted following such Regular Record Date.

(i)The Person in whose name any ADSs (or Class A Ordinary Shares in lieu thereof) delivered upon conversion shall be entitled to participate in any distribution or other transaction relating to the ADSs (or Class A Ordinary Shares) as though such Person were the holder of record of such ADSs (or Class A Ordinary Shares) as of the close of business on the relevant Conversion Date; provided, however, that the Company shall endeavor to treat such Person as holder of record of such ADSs (or Class A Ordinary Shares) for purposes of dividends and distributions in respect of such ADSs (or Class A Ordinary Shares) as of the Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement). Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)Regardless of whether a Holder elects to receive Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion, the Company shall not issue any fractional ADS upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional ADS issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of ADSs that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional ADS remaining after such computation shall be paid in cash. The Company shall determine the number of fractional ADSs for which cash will be delivered by aggregating all of the Notes that a Holder have surrendered for conversion, rather than by delivering cash in lieu of fractional ADSs for each individual Note.

(k)In accordance with the Deposit Agreement or the Restricted Deposit Agreement, as applicable, the Company shall issue to the ADS Custodian such Class A Ordinary Shares required for the issuance of the ADSs upon conversion of the Notes, plus written delivery instructions (if requested by the ADS Depositary or the ADS Custodian) for such ADSs, shall deliver such legal opinions and any other information or documentation and shall comply with the Deposit Agreement and the Restricted Deposit Agreement (as the case may be), in each case, as required by the ADS Depositary or the ADS Custodian in connection with each issue of Class A Ordinary Shares and issuance and delivery of ADSs.

Section 14.03.Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a)If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Additional ADSs”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). The Company shall provide written notification to Holders and the Trustee (and the Conversion Agent) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(b)Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement, in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price. In such event, the Conversion Obligation will be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(c)The number of Additional ADSs, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change. If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of Notes pursuant to this Section 14.03 for each ADS Price and Effective Date set forth below:

	ADS Price
Effective Date	US$10.19	US$12.50	US13.76	US$15.00	US$17.50	US$20.00	US$25.00	US$30.00	US$40.00	US$50.00	US$75.00	US$100.00
December 4, 2023	25.4426	16.6088	13.4833	11.1407	7.8691	5.7935	3.4480	2.2403	1.0983	0.5890	0.1131	0.0000
December 1, 2024	25.4426	16.6088	13.4368	10.9467	7.5423	5.4415	3.1488	2.0130	0.9740	0.5210	0.0993	0.0000
December 1, 2025	25.4426	16.3368	12.7936	10.2320	6.8326	4.8115	2.6948	1.6927	0.8085	0.4306	0.0784	0.0000
December 1, 2026	25.4426	15.2696	11.6475	9.1167	5.8777	4.0260	2.1692	1.3360	0.6330	0.3370	0.0569	0.0000
December 1, 2027	25.4426	13.4480	10.1548	7.8140	4.8194	3.1595	1.6044	0.9677	0.4615	0.2478	0.0377	0.0000
December 1, 2028	25.4426	12.3512	8.8205	6.4153	3.5560	2.1430	1.0028	0.6033	0.3010	0.1648	0.0204	0.0000
December 1, 2029	25.4426	10.5680	6.6628	4.2500	1.8571	0.9625	0.4296	0.2770	0.1510	0.0844	0.0063	0.0000
December 1, 2030	25.4426	7.3072	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)if the ADS Price is greater than US$100.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate; and

(iii)if the ADS Price is less than US$10.19 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 98.1355 ADSs, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04.

(g)If the Holder elects to convert its Notes in connection with a Cleanup Redemption or a Tax Redemption pursuant to Article 16, the Conversion Rate shall be increased by a number of Additional ADSs determined pursuant to this Section 14.03(g). The Company shall settle conversions of Notes as described in Section 14.02 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such conversion.

A conversion shall be deemed to be “in connection with” a Cleanup Redemption or a Tax Redemption if the relevant Notice of Conversion is received by the Conversion Agent during the relevant Redemption Period. In the event that a conversion of the Notes called for redemption in connection with a Cleanup Redemption or a Tax Redemption pursuant to Article 16 would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted shall be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice or the Effective Date of the applicable Make-Whole Fundamental Change, and the later event shall be deemed not to have occurred for purposes of this Section 14.03(g) and the adjustments described under Section 14.03(a).

The number of Additional ADSs by which the Conversion Rate will be increased in the event of conversion of Notes called for redemption in connection with a Cleanup Redemption or a Tax Redemption pursuant to Article 16 will be determined by reference to the table in clause (e) above based on the Redemption Reference Date and the Redemption Reference Price (each as defined below), but determined for purposes of this Section 14.03(g) as if (x) the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change, (y) the applicable “Redemption Reference Date” were the “Effective Date” as specified in clause (c) above and (z) the applicable “Redemption Reference Price” were the “ADS Price” as specified in clause (c) above (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table). For this purpose, the date on which the Company delivers a Redemption Notice is the “Redemption Reference Date” and the average of the Last Reported Sale Prices of the ADSs over the five Trading Day period immediately preceding the date the Company delivers such Redemption Notice is the “Redemption Reference Price.”

Section 14.04.Adjustment of Conversion Rate. If the number of Class A Ordinary Shares represented by the ADSs is changed, after the date of this Indenture, for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions described in this Section 14.04, if the Company distributes to holders of the Class A Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of Indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Class A Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of Indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 14.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Ordinary Shares. However, in the event that the Company issues or distributes to all holders of the Class A Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 14.04(b) (in the case of Expiring Rights entitling holders of the Class A Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Ordinary Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 14.04 results in a change to the number of Class A Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such an event to the extent such change reflects what a corresponding change to the Conversion Rate would have been on account of such event.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Agents shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the Conversion Rate and the same shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Conversion Rate shall be given by the Company promptly in writing to the Holders, the Trustee and the Paying Agent and Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

(a)If the Company exclusively issues Class A Ordinary Shares as a dividend or distribution on the Class A Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=

the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of Class A Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)If the Company issues to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs) any rights (other than in connection with a stockholders rights plan), options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Class A Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y	=

the number of Class A Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Class A Ordinary Shares then represented by one ADS.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such issuance. To the extent that Class A Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Ordinary Shares actually delivered (directly or in the form of ADSs). To the extent such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the issuance, if any, actually made.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Class A Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Class A Ordinary Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of Indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for the ADSs for such distribution.

Any increase made under the foregoing portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made at all or in full, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only such amount of such distribution, if any, actually paid or made. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the ADSs for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Class A Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference in the portion of this Section 14.04(c) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference in this Section 14.04(c) with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. If the dividend or other distribution constituting the Spin-Off is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or other distribution, to the Conversion Rate that would be in effect if such distribution had not been declared.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11, rights, options or warrants distributed by the Company to all holders of the Class A Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Class A Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)a dividend or distribution of Class A Ordinary Shares (directly or in the form of ADSs) to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Class A Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)If any cash dividend or distribution is made to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the Last Reported Sale Price of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=

the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs) (for the avoidance of doubt, without giving effect to any applicable fees and expenses payable to, or withheld by, the ADS Depositary with respect to such distribution).

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for the ADSs for such cash dividend or distribution.

(e)If the Company or any of its Subsidiaries or Consolidated Affiliated Entities makes a payment in respect of a tender or exchange offer for the Class A Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Class A Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0	=

the number of Class A Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of Class A Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10th Trading Day or 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10th Trading Day or 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of the Class A Ordinary Shares (directly or in the form of ADSs) in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of the Class A Ordinary Shares (directly or in the form of ADSs), if any, actually made, and not rescinded, in such tender or exchange offer.

(f)Notwithstanding foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of ADSs (or Class A Ordinary Shares if such Holder elects to receive Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion) as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the ADSs (or Class A Ordinary Shares if such Holder elects to receive Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion) on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Ordinary Shares or ADSs or any securities convertible into or exchangeable for Class A Ordinary Shares or ADSs or the right to purchase Class A Ordinary Shares or ADSs or such convertible or exchangeable securities.

(h)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Class A Ordinary Shares or the ADSs or rights to purchase Class A Ordinary Shares or ADSs in connection with a dividend or distribution of Class A Ordinary Shares or ADSs (or rights to acquire Class A Ordinary Shares or ADSs) or similar event.

(i)Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)upon the issuance of any Class A Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Ordinary Shares or ADSs under any plan;

(ii)upon the issuance of any Class A Ordinary Shares or ADSs or options or rights to purchase those Class A Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries or Consolidated Affiliated Entities;

(iii)upon the issuance of any Class A Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)upon the issuance of any Class A Ordinary Shares or ADSs not described in clause (iii) that is not expressly covered by a transaction described in Section 14.04 regardless of the price at which such Class A Ordinary Shares or ADSs are issued;

(v)upon the repurchase of any Class A Ordinary Shares or ADSs pursuant to an open market share purchase program or other buy-back transaction, including derivative transactions or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under Section 14.04(e) above;

(vi)solely for a change in the par value of the Class A Ordinary Shares; or

(vii)for accrued and unpaid interest, if any.

Notwithstanding anything to the contrary in this Article 14, the Company shall not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Fundamental Change or Make-Whole Fundamental Change, (ii) in the case of any Note to which Physical Settlement applies, the relevant Conversion Date, and in the case of any Note to which Cash Settlement or Combination Settlement applies, each Trading Day of the applicable Observation Period and (iii) every one year anniversary of the first date of original issuance of the Notes. In addition, the Company shall not account for such deferrals when determining what number of ADSs (or Class A Ordinary Shares) a Holder would have held on a given day had it converted its Notes.

(j)All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of an ADS.

(k)Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Conversion Agent shall have received such Officers’ Certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)For purposes of this Section 14.04, the number of Class A Ordinary Shares at any time outstanding shall not include Class A Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Class A Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Class A Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares. The Company will not pay any dividend or make any issuance or distribution on Class A Ordinary Shares held in the treasury of the Company.

Section 14.05.Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts or the ADS Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of a Cleanup Redemption or a Tax Redemption pursuant to Article 16 over a span of multiple days, the Board of Directors shall make appropriate adjustments in good faith to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 14.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 14.04 where the Record Date, Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values, or Daily Settlement Amounts or such ADS Prices or Redemption Reference Price are to be calculated.

Section 14.06.Class A Ordinary Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Class A Ordinary Shares held in treasury, a sufficient number of Class A Ordinary Shares that corresponds to the number of ADSs due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Class A Ordinary Shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.07.Effect of Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares. (a) In the case of:

(i)any recapitalization, reclassification or change of the ADSs or the Class A Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)any consolidation, merger, combination or similar transaction involving the Company,

(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries and Consolidated Affiliated Entities substantially as an entirety or

(iv)any statutory share exchange,

in each case, as a result of which the ADSs or the Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee and the Agents a supplemental indenture permitted under Section 10.01(f) providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS would be entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event (i) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (ii)(x) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (y) any ADSs (or Class A Ordinary Shares in lieu thereof) that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event and (z) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one ADS would have received in such Merger Event.

If the Merger Event causes the ADSs or the Class A Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the ADSs and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. If the holders of the ADSs or Class A Ordinary Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each US$1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional ADSs pursuant to Section 14.03), multiplied by the price paid per ADS or Ordinary Share, as applicable, in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall provide written notice to Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 15.02 and the right of Holders to require the Company to repurchase their Notes on the Repurchase Date pursuant to Section 15.01,as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)[RESERVED]

(c)The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, ADSs (or Class A Ordinary Shares in lieu thereof) or a combination of thereof, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)The above provisions of this Section 14.07 shall similarly apply to successive Merger Events.

Section 14.08.Amendment upon ADS Delisting or Unavailability of ADS Facility. (a) If (i) a Fundamental Change described in clause (d) of the definition thereof has occurred and the Class A Ordinary Shares are listed and traded on a Permitted Exchange on the effective date of such Fundamental Change, or (ii) the Class A Ordinary Shares cease to be represented by American depositary shares issued under a depositary receipt program sponsored by the Company and the Class A Ordinary Shares at that time have been, or are expected to be, accepted for listing or listed and traded on any U.S. Exchange or Permitted Exchange (each, an “Amendment Event”), then, on and after the effective date of an Amendment Event, Section 14.07 shall be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Class A Ordinary Shares and other property, if any, represented by the ADSs on the effective date of such Amendment Event; provided that the supplemental indenture required therein to reflect the replacement of the ADSs with the Class A Ordinary Shares and other property, if any, shall be executed no later than five Business Days after the effective date of such Amendment Event and, in addition to the amendments described under Section 14.07, the supplemental indenture shall provide that:

(i)each reference herein to the ADSs related to the terms of the Notes shall be replaced by a reference to the number of Class A Ordinary Shares and other property, if any, represented by the ADSs on the effective date of such Amendment Event;

(ii)all references to the “Last Reported Sale Price,” “Daily VWAP” and “Trading Day” of the ADSs shall be replaced by the “Last Reported Sale Price,” “Daily VWAP” and ‘Trading Day” of the Class A Ordinary Shares, respectively, as customarily defined for securities traded on the Relevant Exchange;

(iii)if a Fundamental Change described in clause (d) of the definition thereof has occurred, references to “any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors)” in the definition of “Fundamental Change” shall be replaced by such Relevant Exchange (or its successor);

(iv)other appropriate adjustments, including adjustments to the Conversion Rate and anti-dilution adjustment as contemplated by Section 14.04, shall be made to reflect such Amendment Event; and

(v)other provisions that the Board of Directors determines in good faith are appropriate shall be made to preserve the economic interests of the Holders and to give effect to the provisions described above.

(b)In making any amendment to the terms or definitions relating to trading and listing of Class A Ordinary Shares, including, but not limited to, “Last Reported Sale Price,” “Daily VWAP,” “Trading Day” and “Fundamental Change,” the relevant exchange on which Class A Ordinary Shares are listed are traded for purpose of such terms and definition (the “Relevant Exchange”) will be deemed to be:

(i)if the Class A Ordinary Shares at that time are listed on an U.S. Exchange, such U.S. Exchange;

(ii)if the Class A Ordinary Shares at that time are not listed on any U.S. Exchange but are listed on a Permitted Exchange, such Permitted Exchange; provided that if the Class A Ordinary Shares at that time are listed on more than one Permitted Exchanges, the Permitted Exchange that is the primary stock exchange for the Class A Ordinary Shares, provided further that if the Class A Ordinary Shares at that time are listed on more than one Permitted Exchange that is a primary stock exchange for the Class A Ordinary Shares, the primary stock exchange where there is highest trading volume of the Class A Ordinary Shares at the time of the amendment.

(c)For the avoidance of doubt, if the Reference Property includes any shares of Common Equity or depositary receipt in respect thereof, all the references to the Class A Ordinary Shares in this Section 14.08 shall be deemed to refer to such shares of Common Equity or depositary receipt.

(d)In making such amendments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination as the Board of Directors determines in good faith will apply.

(e)For the avoidance of doubt, such amendments described under this Section 14.08 shall not affect the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Section 15.02.

(f)The Company shall notify Holders and the Conversion Agent in writing as promptly as reasonably practicable following the date the Company executes such supplemental indenture as contemplated by this Section 14.08 and shall substantially concurrently with such notice either post such supplemental indenture on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the U.S. Securities and Exchange Commission.

Section 14.09.Certain Covenants.

(a)The Company covenants that all ADSs delivered upon conversion of Notes, and all Class A Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, Liens and charges with respect to the issue thereof.

(b)The Company covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder, or any Class A Ordinary Shares represented by such ADSs or deliverable in lieu thereof, require registration with or approval of any governmental authority under any federal or state law before such ADSs or Class A Ordinary Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)The Company further covenants that if at any time the ADSs or Class A Ordinary Shares shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs or Class A Ordinary Shares shall be so listed on such exchange or automated quotation system, any ADSs or Class A Ordinary Shares deliverable upon conversion of the Notes.

(d)The Company further covenants to take all actions and obtain all approvals and registrations required with respect to (i) the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Class A Ordinary Shares represented by such ADSs; and (ii) issuance and delivery of Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion at a Holder’s election . The Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs and Class A Ordinary Shares available for issuance thereunder such that ADSs and Class A Ordinary Shares can be delivered in accordance with the terms of this Indenture, the Notes and the Deposit Agreement and the Restricted Deposit Agreement, as applicable, upon conversion of the Notes. In addition, the Company further covenants to provide Holders with a reasonably detailed description of the mechanics for the delivery of ADSs upon conversion of Notes as set forth in the Deposit Agreement and the Restricted Deposit Agreement, as applicable, upon request.

Section 14.10.Responsibility of Trustee. The Trustee, the Conversion Agent or any other Agents shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee, the Conversion Agent or any other Agents shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs (or Class A Ordinary Shares in lieu thereof), or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Agents make no representations with respect thereto. Neither the Trustee nor the Agents shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs (or Class A Ordinary Shares in lieu thereof) or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion, the accuracy or inaccuracy of any mathematical calculation or formulae under this Indenture, whether by the Company or any Person so authorized by the Company for such purpose under this Indenture or the failure by the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor the Agents shall be under any responsibility to determine (i) whether a supplemental indenture needs to be entered into or (ii) the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 or elsewhere in this Article 14 relating either to the kind or amount of ADSs (or Class A Ordinary Shares in lieu thereof) or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 and Section 7.02, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee and the Agents prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.11.Notice to Holders Prior to Certain Actions. In case of any: (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)Merger Event; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Class A Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.12.Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes into ADSs (or Class A Ordinary Shares in lieu thereof), each ADS (or Ordinary Share in lieu thereof) delivered upon such conversion shall be entitled to receive (either directly or in respect of the Class A Ordinary Shares underlying, or delivered in lieu of such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any Conversion Date, the rights have separated from the Class A Ordinary Shares underlying, or delivered in lieu of the ADSs in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Class A Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.13.Termination of Depositary Receipt Program. If the Class A Ordinary Shares cease to be represented by American depositary shares issued under a depositary receipt program sponsored by the Company, then Section 14.07 will be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Class A Ordinary Shares and other property, if any, represented by the ADSs as described under Section 14.08.

Section 14.14.Exchange in Lieu of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the Business Day immediately following the Conversion Date, such Notes to one or more financial institutions designated (with the contact details specified) by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay and/or deliver, as the case may be, in exchange for such Notes, the cash, ADSs ( or Class A Ordinary Shares in lieu thereof) or a combination thereof, as applicable, that would otherwise be due upon conversion pursuant to Section 14.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Conversion Agent and the Holder surrendering Notes for conversion that the Company has made the Exchange Election and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.

(b)Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

(c)The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.Repurchase at Option of Holders. (a) Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on December 6, 2027 (the “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is an integral multiple of US$1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holders submitting the Notes for repurchase on the Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date immediately preceding the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Trustee, to the Paying Agent and the Conversion Agent and to each Holder at its address shown in the Note Register of the Note Registrar (and to beneficial owners as required by applicable law). The Company Notice shall include a Form of Repurchase Notice to be completed by a holder and shall state:

(i)the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);

(ii)the Repurchase Price;

(iii)the Repurchase Date;

(iv)the name and address of the Conversion Agent and the Paying Agent;

(v)that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;

(vi)that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vii)the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.

At the Company’s request, the Paying Agent shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(A)delivery to the Trustee and the Agents by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case at any time during the period beginning from the open of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day immediately preceding the Repurchase Date; and

(B)delivery of the Notes, if the Notes are Certificated Notes, to the Trustee or to the Paying Agent in the manner specified in the Form of Repurchase Notice at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee or the Paying Agent Office, as applicable in the manner specified in the Form of Repurchase Notice, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

Each Repurchase Notice shall state:

(A)in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase or, if not Certificated Notes, the notice must comply with appropriate procedures of the Depositary;

(B)the portion of the principal amount of the Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

(b)Notwithstanding anything herein to the contrary, any Holder delivering the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date

(except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02.Repurchase at Option of Holders Upon a Fundamental Change.

(a)If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of US$1,000, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.02(d) that is not less than 20 days or more than 35 days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Trustee and the Agents by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Certificated Notes, to the Trustee or to the Paying Agent in the manner specified in the Form of Fundamental Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee or the Paying Agent Office, as applicable in the manner specified in the Form of Fundamental Repurchase Notice, or book-entry transfer of the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Certificated Notes to be repurchased shall state:

(i)the certificate numbers of the Notes to be delivered for repurchase;

(ii)the portion of the principal amount of Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(iii)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

(c)Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also surrendered a Repurchase Notice in accordance with Section 15.01 and not validly withdrawn such Repurchase Notice in accordance with Section 15.03.

(d)On or before the 10th Business Day after (i) in the case of a Fundamental Change, pursuant to clause (a) of the definition thereof, the date the Company becomes aware that a Fundamental Change has occurred or become effective or (ii) in the case of any other Fundamental Change, the date on which the Fundamental Change occurs or becomes effective, the Company shall notify all Holders and the Trustee, the Paying Agent, the Conversion Agent and any other agent appointed for such purpose in writing (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right, if any, at the option of the Holders arising as a result thereof. In the case of Certificated Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify, among other things:

(i)the events causing the Fundamental Change and whether such transaction or event also constitute a Make-Whole Fundamental Change;

(ii)the effective date of the Fundamental Change;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change Repurchase Price;

(v)the Fundamental Change Repurchase Date;

(vi)the name and address of the Trustee, the Paying Agent, the Conversion Agent or any other agent appointed for repurchase, if applicable;

(vii)if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of such Fundamental Change if it is a Make-Whole Fundamental Change;

(viii)if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s written request, the Paying Agent shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(e)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03.Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Trustee (or other Agent appointed for this purpose) in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the

Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of US$1,000 or an integral multiple of US$1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04.Deposit of Repurchase Price or Fundamental Change Repurchase Price. (a) The Company will deposit with the Paying Agent (or any other agent appointed for this purpose by the Company), or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, one Business Day prior to the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent (or other agent appointed for this purpose by the Company) and the Trustee, as applicable, payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent (or other agent appointed for this purpose by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent (or other agent appointed for this purpose by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b)If by 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Paying Agent (or other agent appointed for this purpose by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and previously accrued and unpaid interest upon delivery or transfer of the Notes to the extent not included in the Repurchase Price or Fundamental Change Repurchase Price, as the case may be).

(c)Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05.Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company shall, if required: (a) to the extent applicable, comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)file a Schedule TO or other required schedule under the Exchange Act; and

(c)otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

REDEMPTION

Section 16.01.Redemption for Changes in the Tax Law of the Relevant Taxing Jurisdiction. (a) Other than as described in this Article 16, the Notes may not be redeemed by the Company at its option prior to maturity. If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts that are more than a de minimis amount, as a result of:

(i)any change or amendment on or after November 30, 2023 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) or, in the case of a successor, after the date such successor assumes all of the Company’s obligations under the Notes and this Indenture, in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(ii)any change on or after November 30, 2023 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) or, in the case of a successor, after the date such successor assumes all of the Company’s obligations under the Notes and this Indenture, in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a “Change in Tax Law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) at a redemption price equal to 100% of the principal amount of the Notes (the “Redemption Price”), plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding the date fixed by the Company for redemption (the “Redemption Date”), including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price (such redemption, a “Tax Redemption”); provided that the Company may only redeem the Notes if: (i) the Company cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing its jurisdiction of organization or domicile shall not be considered a commercially reasonable measure); and (ii) the Company delivers to the Trustee and the Agents an opinion of outside legal counsel (which may be the Company’s outside counsel) or other qualified tax advisor, in each case, of recognized standing in the Relevant Taxing Jurisdiction and an Officers’ Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts. The Trustee and the Agents shall and is entitled to rely upon such opinion and Officers’ Certificate (without further investigation and enquiry) and it shall be conclusive and binding on the Holders.

(b)If the Redemption Date for the Tax Redemption occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay or cause the Paying Agent to pay the full amount of accrued and unpaid interest, including Additional Interest, if any, due on such Interest Payment Date to the record holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Redemption Price payable to any Holder who represents a Note for redemption shall be equal to 100% of the principal amount of such Note to be redeemed, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price. Neither the Trustee nor the Agents are responsible for calculating or verifying the Redemption Price.

(c)Upon receiving the Redemption Notice for a Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, provided that (i) the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change or on the Repurchase Date, at maturity or otherwise, and whether in cash, ADSs (or Class A Ordinary Shares in lieu thereof) or a combination thereof, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price), and (ii) all future payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided further that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with the Company’s election to redeem the Notes in respect of such Change in Tax Law pursuant to Section 14.03(f), the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

(d)Subject to the applicable procedures of the Depositary in the case of Global Notes, a Holder electing to not have its Notes redeemed pursuant to this Section 16.01 must deliver to the Paying Agent a written notice of election so as to be received by the Paying Agent prior to the close of business on the fifth Business Day immediately preceding the Redemption Date; provided that, a Holder that complies with the requirements for conversion in Section 14.02(b) prior to the close of business on the fifth Business Day immediately preceding the Redemption Date shall be deemed to have delivered a notice of its election to not have its Notes so redeemed. A Holder may withdraw any notice of election (other than such a deemed notice of election) by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the fifth Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price). If no election is made or deemed to have been made, the Holder shall have its Notes redeemed without any further action.

Section 16.02.[Intentionally Omitted].

Section 16.03.Cleanup Redemption. (a) The Company may redeem for cash all but not part of the Notes at any time, on a Redemption Date before the 94th Scheduled Trading Day immediately precedent the Maturity Date, if the amount of the Notes that remains outstanding at any time is less than 10% of the aggregate principal amount of the Notes outstanding at the time of initial issuance (such redemption, a “Cleanup Redemption”).

(b)The Redemption Price for a Cleanup Redemption shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then (i) the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and (ii) the Redemption Price payable to the Holder who presents a Note for the Cleanup Redemption shall be equal to 100% of the principal amount of such Note, without the accrued and unpaid interest on such Note to, but excluding, the Redemption Date. Neither the Trustee nor the Agents are responsible for calculating or verifying the Redemption Price.

Section 16.04.Redemption Notice. (a) To call any Notes for a redemption pursuant to  Article 16, the Company shall (x) provide a Redemption Notice not fewer than 96 Scheduled Trading Days but no more than 110 Scheduled Trading Days before the Redemption Date to the Trustee, the Agents and each Holder of Notes selected for redemption, and (y) simultaneously therewith, publish a notice in a newspaper of general circulation in The City of New York or on the Company’s website or through such other public medium as the Company may use at that time containing the information set forth in the Redemption Notice. The Redemption Date must be a Business Day. The Company may not specify a Redemption Date that falls on or after the 94th Scheduled Trading Day immediately preceding the Maturity Date.

(b)Such Redemption Notice must state:

(i)that the Notes have been called for redemption, briefly describing the Company’s redemption right under this Indenture;

(ii)the Redemption Date for such redemption;

(iii)the Redemption Price per US$1,000 principal amount of Notes (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable);

(iv)the name and address of the Paying Agent and the Conversion Agent;

(v)that Notes called for redemption may be converted at any time during the related Redemption Period;

(vi)the Conversion Rate in effect on the Redemption Notice Date for such redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such redemption (including pursuant to Section 14.03(g));

(vii)the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second Business Day before such Redemption Date; and

(c)the CUSIP and ISIN numbers, if any, of the Notes.

Section 16.05.No Redemption upon Acceleration. No Notes may be redeemed by the Company or its successor if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01.Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02.Official Acts by Successor Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.

Section 17.03.Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee, the Agents or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by facsimile transmission, electronic mail, or being deposited postage prepaid by registered or certified mail (until another address is filed by the Company with the

Trustee and the Agents) to Weibo Corporation, 8/F QIHAO Plaza, No. 8 Xinjuan S. Road, Chaoyang District, Beijing 100027 People’s, Republic of China, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by a facsimile transmission, electronic mail or by being deposited postage prepaid by registered or certified mail addressed to the Corporate Trust Office.

Any notice or communication to either Agent will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to either Agent will be effective only upon receipt. The notice or communication should be addressed to the Registrar, Paying Agent, Transfer Agent and Conversion Agent at Citibank, N.A., 14th Floor, 388 Greenwich Street, New York, New York 10013, United States of America, Attention: Agency and Trust (with a copy to: Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, NJ 07310, United States of America, Attention: Agency and Trust Conversion Unit (facsimile [***])).The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Any such notice or demand (a) if sent by international courier as provided above shall be deemed to have been given, made or served 72 hours after such notice or demand is delivered to such courier addressed as aforesaid or (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this paragraph and telephonic confirmation of receipt thereof is received. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, whenever notice is required to be given to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to customary procedures of such Depositary.

Section 17.04.Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee and each of the Agents, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Company in the manner specified in Section 17.05 or as otherwise permitted by law.

To the extent permitted by the applicable law, application of the Trustee Ordinance (Cap. 29) of Hong Kong shall be expressly excluded.

Section 17.05.Service of Process. The Company irrevocably appoints Cogency Global Inc. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to:

Weibo Corporation
8/F QIHAO Plaza
No. 8 Xinyuan S. Road, Chaoyang District
Beijing 10027
People’s Republic of China

Attention:Fei Cao, Chief Financial Officer
Facsimile:[***]

shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee and the Agents a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee and the Agents, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.

Section 17.06.Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided that no Opinion of Counsel under this Section 17.06 shall be required upon the initial issuance of the Notes.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(iii)a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(iv)a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(v)a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(vi)a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 17.07.Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date, Conversion Date or Maturity Date is not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 17.08.No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09.Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10.Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11.Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Article 2, Section 10.04 and Section 14.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

_____________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: _____________________,
Authorized Signatory

Section 17.12.Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest, including any Additional Interest or Additional Amounts, payable on the Notes, the number of Additional ADSs to be added pursuant to Section 14.03 and the Conversion Rate of the Notes and any adjustment thereto. The Company shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. Neither the Trustee nor the Agents shall have any responsibility to monitor the accuracy of any calculation to adjustment or the conversion rate and the same shall be conclusive and binding on the Holders, absent manifest error. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Conversion Agent will forward such calculations to any Holder upon the written request of such Holder.

Section 17.13.Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 17.14.Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity,

legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.15.Waiver of Jury Trial. EACH OF THE COMPANY, THE TRUSTEE AND THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.16.Force Majeure. In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee and each of the Agents shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.17.Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“USA PATRIOT Act”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with USA PATRIOT Act.

Section 17.18.Entire Agreement. The agreement set forth in this Indenture contains the whole agreement between the parties relating to the subject matter of this agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WEIBO CORPORATION, the Issuer

By:	/s/ Gaofei Wang
	Name:	Gaofei Wang
	Title:	Director and Chief Executive Officer

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CITICORP INTERNATIONAL LIMITED, as Trustee

By:	/s/ Terence Yeung
	Name:	Terence Yeung
	Title:	Vice President

CITIBANK, N.A., as Agents

By:	/s/ Terence Yeung
	Name:	Terence Yeung
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF WEIBO CORPORATION (THE “COMPANY”), AND

(2)AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR

ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(E)PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) AND 2(E) ABOVE, THE COMPANY, THE DEPOSITARY, THE TRUSTEE AND THE AGENTS RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.]

WEIBO CORPORATION

1.375% Convertible Senior Note due 2030

No. [ ]	[Initially][1] US$[________]

ISIN No. [________]

CUSIP No. [________]

Weibo Corporation, a corporation duly organized and validly existing under the laws of the Cayman Islands (herein called the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof, and not to its subsidiaries), for value received hereby promises to pay to [CEDE & CO.]2 [_________]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of US$[    ]]5 (which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$300,000,000 in aggregate at any time by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary on December 1, 2030.

This Note shall bear interest at the rate of 1.375% per year from, and including, December 4, 2023, or from, and including, the most recent date to which interest had been paid or provided for, to, but excluding, the next scheduled Interest Payment Date until December 1, 2030. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2024, to Holders at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.01(b) of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) and Section 6.01(b), and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus 0.50%, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

[1]	Include if a Global Note.
[2]	Include if a Global Note.
[3]	Include if a Certificated Note.
[4]	Include if a Global Note.
[5]	Include if a Certificated Note.

The Company shall pay or cause the Paying Agent to pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company. The Company has initially designated Citibank, N.A. as its Paying Agent, Conversion Agent and Note Registrar in respect of the Notes and its agency in the contiguous United States, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, ADSs or a combination of cash and ADSs, as applicable, at the Company’s election on the terms and subject to the limitations set forth in the Indenture. A Holder may elect to receive Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or electronically by the Trustee under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

WEIBO CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

CITICORP INTERNATIONAL LIMITED

Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Weibo Corporation

1.375% Convertible Senior Note due 2030

This Note is one of a duly authorized issuance of Notes of the Company, designated as its 1.375% Convertible Senior Notes due 2030 (herein the “Notes”), limited to the aggregate principal amount of US$300,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchaser pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.10 of the Indenture all issued or to be issued under and pursuant to an Indenture dated as of December 4, 2023 (herein called the “Indenture”), between the Company, Citicorp International Limited, as Trustee (herein called the “Trustee”) and Citibank, N.A., as Agents (herein called the “Agents”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, privileges, disclaimers from liability and immunities thereunder of the Trustee, the Agents, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest, including any Additional Interest, on, and any Additional Amounts with respect to, all Notes may be declared, by the Trustee at the written direction of the Holders of not less than 25% in aggregate principal amount of Notes then outstanding (subject to the Trustee being indemnified and/or secured and/or prefunded to its satisfaction), and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall make or cause the Paying Agent to make all payments and deliveries in respect of the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of interest and payment of cash and/or deliveries of ADSs or Class A Ordinary Shares deliverable upon conversion of Notes in lieu of such ADSs at a Holder’s election or any other consideration due on conversion of a Note (together with payments of cash for any fractional ADS) upon conversion of the Notes to ensure that the net amount received by the beneficial owner of the

Notes after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of more than 50% in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Repurchase Price, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or ADSs (including Class A Ordinary Shares in lieu thereof), as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company, Trustee or the Note Registrar, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes may not be redeemed by the Company at its option prior to maturity other than in the event of a Tax Redemption or a Cleanup Redemption as described in Article 16 of the Indenture. No sinking fund is provided for the Notes.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the fifth Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$1,000 principal amount of

Notes or an integral multiple thereof, into, at the election of the Company, cash, ADSs or a combination of cash and ADSs on the terms and subject to the limitations set forth in the Indenture.

The Holders may elect to receive Class A Ordinary Shares in lieu of any ADSs deliverable upon conversion. Any Class A Ordinary Shares deliverable in lieu of any ADSs will be, prior to the Resale Restriction Termination Date, subject to certain transfer restrictions as set forth in the Indenture and as imposed by the Hong Kong Share Registrar and will not be able to be deposited into CCASS until such restrictions are removed. Pursuant to the terms of the Deposit Agreement and the Restricted Deposit Agreement, the ADS Depositary will not accept the surrender of any restricted ADSs for the purpose of withdrawal of the Class A Ordinary Shares represented thereby prior to the Resale Restriction Termination Date.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

Weibo Corporation

1.375% Convertible Senior Notes due 2030

The initial principal amount of this Global Note is [                        ] UNITED STATES DOLLARS (US$ [                   ]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

Re: 1.375% Convertible Senior Notes due 2030

To: Weibo Corporation

CITIBANK, N.A., as Conversion Agent

Citibank, N.A.
Attn: Agency and Trust Conversion Unit,
480 Washington Boulevard, 30th Floor, Jersey City, NJ 07310
United States of America
Facsimile: [***]

Notes:

This Notice of Conversion will be void unless the applicable information below is duly completed and this notice is deposited during the specified period.

Your attention is drawn to Section 14.02 of the Indenture with respect to the conditions precedent which must be fulfilled before the Notes specified below will be treated as effectively deposited for conversion.

Reference is made to the Indenture, dated as of December 4, 2023 (the “Indenture”), by and between, amongst others, CITICORP INTERNATIONAL LIMITED as Trustee (the “Trustee”) and WEIBO CORPORATION (the “Company”) and Citibank, N.A., as Agents (the “Agents”) pursuant to which the Company has issued 1.375% Convertible Senior Notes due 2030 (the “Notes”) (ISIN:_______________; CUSIP: ____________________).

The undersigned registered owner of this Note (ISIN:_______________; CUSIP: ____________________) hereby exercises the option to convert this Note, or the portion hereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, into cash, ADSs (or any Class A Ordinary Shares in lieu thereof) or a combination of cash and ADSs (or any Class A Ordinary Shares in lieu thereof), as applicable in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any ADSs (or any Class A Ordinary Shares in lieu thereof) deliverable upon such conversion, together with any cash payable for any fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Terms defined in the Deposit Agreement, the Restricted Deposit Agreement or the Indenture referred to in this Notice are used herein as so defined. If any ADSs (or any Class A Ordinary Shares in lieu thereof) or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer taxes or other similar governmental charges, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Notice. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

A-1-1

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company and the ADS Depositary that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company during the three months immediately preceding the date hereof.

In the event that there is any ADSs deliverable upon the conversion of this Note, the undersigned (please select one; if no election is made, the undersigned is deemed to elect NOT to receive any Class A Ordinary Shares in lieu of such ADSs):

☐ elects to receive Class A Ordinary Shares in lieu of such ADS in certificated form; or

☐ does NOT elect to receive any Class A Ordinary Shares in lieu of such ADS.

[The undersigned further certifies:

1.The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note (or securities represented thereby or in lieu thereof) have not been and are not expected to be registered under the Securities Act.

2.The undersigned is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) acting for its own account or for the account of one or more qualified institutional buyers and the undersigned is (or such account or accounts are) the sole beneficial owner(s) of the ADSs (or any Class A Ordinary Shares in lieu thereof) to be received upon conversion of the Notes.]7

[3.]The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

[4.The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, prior to the Resale Restriction Termination Date, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security or in lieu thereof) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof or any transfer restriction as imposed by the Hong Kong Share Registrar, if applicable.]8

[7]	Include if a Restricted Security.
[8]	Include if a Restricted Security.

A-1-2

US Dollar cash accounts for any cash payable as a result of this Conversion Notice, if any:

Account Number: ______________________________________________________________

Account Name: ________________________________________________________________

Bank: ________________________________________________________________________

Branch: ______________________________________________________________________

Sort Code: ____________________________________________________________________

[If the undersigned does NOT elect to receive Class A Ordinary Shares in lieu of ADSs, the undersigned hereby instructs the ADS Depositary to register the ADSs in the name of:

1.	Name of Beneficial Owner to receive ADSs (English):
2.	Address of Beneficial Owner to receive ADSs (English):
3.	Name of Registered Holder of the Deposited Shares:
4.	Number of Deposited Shares:
5.	Number of ADSs to be issued:
6.	Beneficial Owner’s Tax ID Number:
7.	Contact Name and Tel No/email address:

]9

[If the undersigned does NOT elect to receive Class A Ordinary Shares in lieu of ADSs, the undersigned instructs the Depositary to deliver the ADRs representing the ADSs to the following account:

ADS Receiving Broker ( * are mandatory fields):

a)	DTC Broker Name*:
b)	DTC Broker’s Participant Account with DTC *:
c)	DTC Broker Contact Name:
d)	DTC Broker Contact Tel No/email:
e)	Beneficial Owner’s Account # with DTC Broker*:

OR

e)	Local Broker Name (have account with DTC Broker)*:
Local Broker Sub-Account # with DTC Broker*:
Local Broker Contact Name:
Local Broker Contact Tel No/email:

[9]	Include if NOT a Restricted Security.

A-1-3

[If the undersigned elects to receive the Class A Ordinary Shares in lieu of the ADSs in certificated form, the undersigned acknowledges and understands that the Hong Kong Share Registrar will not accept any transfer of such Class A Ordinary Shares to the HKSCC for depositing into the relevant CCASS participant’s stock account prior to the Resale Restriction Termination Date.

Holders should contact their broker (or relevant CCASS custodian participant) or obtain a broker, if required, for additional information on these delivery and deposit procedures.]

For any Class A Ordinary Shares settlement inquiries, please contact:

Computershare Hong Kong Investor Services Limited
[***]

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

A-1-4

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address
Principal amount to be converted (if less than all): US$________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

A-1-5

ATTACHMENT 2

[FORM OF REPURCHASE NOTICE]

Re: 1.375% Convertible Senior Notes due 2030

To: Weibo Corporation

CITICORP INTERNATIONAL LIMITED, as Trustee
Attn: Agency and Trust
Facsimile: [***]

CITIBANK, N.A., as Paying Agent
Attn: Agency and Trust Conversion Unit
Facsimile: [***]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Weibo Corporation (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof.

In the case of Certificated Notes, the undersigned hereby acknowledges and agrees that it will deliver its Certificated Notes to the Paying Agent after delivery of the Repurchase Notice (together with all necessary endorsements) at the Paying Agent Office. The certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s): ____________________________

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): US$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-2-1

ATTACHMENT 3

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

Re: 1.375% Convertible Senior Notes due 2030

To: Weibo Corporation

CITICORP INTERNATIONAL LIMITED, as Trustee
Attn: Agency and Trust
Facsimile: [***]

CITIBANK, N.A., as Paying Agent
Attn: Agency and Trust Conversion Unit
Facsimile: [***]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Weibo Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the undersigned hereby acknowledges and agrees that it will deliver its Certificated Notes to the Paying Agent after delivery of the Fundamental Repurchase Notice (together with all necessary endorsements) at the Paying Agent Office. The certificate number(s) of the Notes to be repurchased are as set forth below:

Certificate Number(s): ____________________________

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): US$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-3-1

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

For value received _____________________ hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________________ _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐To Weibo Corporation or a subsidiary thereof; or

☐Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other exemption from the registration requirements of the Securities Act of 1933, as amended (if available).

Dated:________________________________
______________________________________
______________________________________
Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-4-1

EXHIBIT B

[FORM OF INCUMBENCY CERTIFICATE]

I, [NAME], [TITLE], acting on behalf of Weibo Corporation (the “Company”) hereby certify that:

(A)the persons listed below are (i) authorized Officers of the Company for purposes of the Indenture (CUSIP No. [ ]; ISIN No. [ ]) (the “Indenture”) dated as of December 4, 2023 among the Company, Citicorp International Limited, as the trustee and Citibank, N.A., as the Agents (as such term is defined in the Indenture) in relation to the 1.375% Convertible Senior Notes due 2030 (the “Notes”), (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite their names and (iii) the duly authorized persons who executed or will execute the Indenture and the Notes issued pursuant to the Indenture by their manual or facsimile signatures and were at the time of such execution, duly elected or appointed, qualified and acting as the holder of the offices set forth opposite their names;

(B)each of the individuals listed below have the authority to receive call backs at the telephone numbers noted below upon request of Citicorp International Limited in connection with the Notes issued pursuant to the Indenture;

(C)each signature appearing below is the person’s genuine signature; and

(D)attached hereto as Schedule I is a true, correct and complete specimen of the certificates representing the Notes.

Authorized Officers:

Name	Title	Signature	Telephone Number

Chief Executive Officer
Chief Financial Officer

B-1

IN WITNESS WHEREOF, I have hereunto executed and delivered this certificate on behalf of the Company as of the date indicated.

Dated: _________________________

[Name]

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF COMPLIANCE CERTIFICATE]

This Compliance Certificate is delivered pursuant to Section 4.09 of the Indenture, dated as of December 4, 2023, as amended, supplemented or modified from time to time (the “Indenture”), between Weibo Corporation, a Cayman Islands company (the “Company”), Citicorp International Limited, as the trustee (the “Trustee”) and Citibank, N.A., as Agents (as such term is defined in the Indenture) (the “Agents”). Terms defined in the Indenture are used herein as therein defined.

Each of the undersigned hereby certifies to the Trustee as follows:

1.	I am the duly elected, qualified and acting [title] or [title], as the case may be, of the Company.
2.	I have reviewed and am familiar with the contents of this Compliance Certificate.
3.	I have reviewed the terms of the Indenture.
4.

That a review has been conducted of the activities of the Company and its Subsidiaries and the performance of the Company and its Subsidiaries under the Indenture, in each case since the issue date of the Notes, [and that the Company and its Subsidiaries have been since the issue date of the Notes and are in compliance with all obligations under the Indenture]/[if there has been a Default in the fulfillment of any obligation under the Indenture, specifying each such Default and the nature and status thereof.]

[Signature page follows]

C-1

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

WEIBO CORPORATION

By:
Name:
Title:

Date: _________________________,

C-2